EXECUTION
  VERSION








CREDIT AGREEMENT

DATED AS OF SEPTEMBER 7, 1990

AMONG

DANAHER CORPORATION,

THE FINANCIAL INSTITUTIONS LISTED HEREIN

AND

BANKERS TRUST COMPANY,
                                           as Agent




















                        DANAHER CORPORATION

                         CREDIT AGREEMENT

                         TABLE OF CONTENTS

                                                               Page

                            SECTION 1.  DEFINITIONS. . . . . . . .1

     1.1. Certain Defined Terms. . . . . . . . . . . . . . . . . .1
     1.2. Accounting Terms; Utilization of GAAP for
Purposes of Calculations Under Agreement. .  . . . . . . 25
     1.3. Other Definitional Provisions. . . . . . . . . . . . . 25


                           SECTION 2.
         AMOUNTS AND TERMS OF LOANS AND
LETTERS OF CREDIT. . . . 26

     2.1. Revolving Loans, Swingline Loans and Bid Rate
Loans. . 26
     2.2. Term Loans . . . . . . . . . . . . . . . . . . . . . . 35
     2.3. Interest on the Loans. . . . . . . . . . . . . . . . . 36
     2.4. Letters Of Credit. . . . . . . . . . . . . . . . . . . 40
     2.5.      Fees. . . . . . . . . . . . . . . . . . . . . . . 45
     2.6. Prepayments and Payments: Reductions in
Commitments. . 47
     2.7. Use of Proceeds. . . . . . . . . . . . . . . . . . . . 51
     2.8. Special Provisions Governing CD Rate Loans and
Eurodollar
          Rate Loans . . . . . . . . . . . . . . . . . . . . . . 52
     2.9. Capital Adequacy Adjustment. . . . . . . . . . . . . . 56
     2.10.     Pledge and Guaranties . . . . . . . . . . . . . . 57
     2.11.     Additional Lenders. . . . . . . . . . . . . . . . 57


                            SECTION 3.  CONDITIONS TO LOANS
AND LETTERS OF CREDIT57

     3.1. Conditions to Effectiveness of this Agreement. . . . .
57
     3.2. Conditions to Letters of Credit. . . . . . . . . . . . 60
     3.3. Conditions to All Loans and Letters of Credit. . . . .
60   SECTION 4.  REPRESENTATIONS AND
WARRANTIES62

     4.1. Organization, Powers, Good Standing and Business
 . . . 62
     4.2. Authorization of Borrowing, etc. . . . . . . . . . . . 63
     4.3. Financial Condition. . . . . . . . . . . . . . . . . . 64
     4.4. No Material Adverse Change; No Stock Payments. .
 . . . 64
     4.5. Title to Properties; Liens . . . . . . . . . . . . . . 64
     4.6. Litigation: Adverse Facts. . . . . . . . . . . . . . . 65
     4.7. Payment of Taxes . . . . . . . . . . . . . . . . . . . 65
     4.8. Performance of Agreements. . . . . . . . . . . . . . . 65
     4.9. Governmental Regulation. . . . . . . . . . . . . . . . 65
     4.10.     Securities Activities . . . . . . . . . . . . . . 65
     4.11.     Employee Benefit Plans. . . . . . . . . . . . . . 66
     4.12.     Certain Fees. . . . . . . . . . . . . . . . . . . 66
     4.13.     Environmental Protection. . . . . . . . . . . . . 66
     4.14.     Solvency. . . . . . . . . . . . . . . . . . . . . 67
     4.15.     Patents, Trademarks, Etc. . . . . . . . . . . . . 67
     4.16.     Disclosure. . . . . . . . . . . . . . . . . . . . 67
     4.17.     Senior Indebtedness . . . . . . . . . . . . . . . 67
     4.18.     Margin Stock. . . . . . . . . . . . . . . . . . . 67


                            SECTION 5.

                       AFFIRMATIVE COVENANTS . . . . . . . . . .
68

     5.1. Financial Statements and Other Reports . . . . . . . .
68
     5.2. Corporate Existence, Etc.. . . . . . . . . . . . . . . 71
     5.3. Payment of Taxes and Claims; Tax Consolidation . .
 . . 71
     5.4. Maintenance of Properties; Insurance . . . . . . . . . 71
     5.5. Inspection; Lender Meeting . . . . . . . . . . . . . . 72
     5.6. Compliance with Laws, Etc. . . . . . . . . . . . . . . 72
     5.7. Further Assurances as to Future Material
Subsidiaries. 72
     5.8. Environmental Disclosure and Inspection. . . . . . . .
72
     5.9. Hazardous Materials; Company s Remedial Action .
 . . . 73
     5.10.     Equal Security for Loans and Notes. . . . . . . . 73
 SECTION 6.  COMPANY S NEGATIVE
COVENANTS74

     6.1. Indebtedness and Contingent Obligations. . .74
     6.2. Liens and Related Matters. . . . . . . . . . . . . . . 75
     6.3. Investments; Joint Ventures. . . . . . . . . . . . . . 75
     6.4. Restricted Junior Payments . . . . . . . . . . . . . . 76
     6.5. Financial Covenants. . . . . . . . . . . . . . . . . . 77
     6.6. Restriction on Fundamental Changes; Asset Sales. .
 . . 77
     6.7. Transactions with Shareholders and Affiliates. . . . .
78
     6.8. Disposal of Subsidiary Stock . . . . . . . . . . . . . 78
     6.9. Amendments or Waivers of Charter Documents and
Certain
          Other Documents: Prepayments of  Subordinated
Indebtedness79


                            SECTION 7.  EVENTS OF DEFAULT. .
 . . 79

     7.1  Failure to Make Payments When Due. . . . . . . . . . .
79
     7.2. Default in Other Agreements. . . . . . . . . . . . . . 79
     7.3. Breach of Certain Covenants. . . . . . . . . . . . . . 80
     7.4. Breach of Warranty . . . . . . . . . . . . . . . . . . 80
     7.5. Other Defaults Under Agreement or Loan
Documents . . . 80
     7.6. Involuntary Bankruptcy; Appointment of Receiver,
etc.. 80
     7.7. Voluntary Bankruptcy: Appointment of Receiver,
etc.. . 81
     7.8. Judgements and Attachments . . . . . . . . . . . . . . 81
     7.9. Dissolution. . . . . . . . . . . . . . . . . . . . . . 81
     7.10.     Employee Benefit Plans. . . . . . . . . . . . . . 82
     7.11.     Invalidity of Guaranties or Pledge Agreement. .
 . 82
     7.12.     Change of Control . . . . . . . . . . . . . . . . 82

                            SECTION 8.  AGENT AND BID RATE
LOAN AGENT83

     8.1. Appointment. . . . . . . . . . . . . . . . . . . . . . 83
     8.2. Powers; General Immunity . . . . . . . . . . . . . . . 84
     8.3. Representations and Warranties: No Responsibility
For Appraisal
          of Creditworthiness. . . . . . . . . . . . . . . . . . 85
     8.4. Right to Indemnity . . . . . . . . . . . . . . . . . . 85
     8.5. Registered Person Treated as Owner . . . . . . . . . . 86
     8.6. Successor Agent. . . . . . . . . . . . . . . . . . . . 86
SECTION 9.  MISCELLANEOUS86

     9.1. Assignments and Participations in Loans. . . . . . . .
86
     9.2. Expenses . . . . . . . . . . . . . . . . . . . . . . . 87
     9.3. Indemnity. . . . . . . . . . . . . . . . . . . . . . . 88
     9.4. Set Off. . . . . . . . . . . . . . . . . . . . . . . . 89
     9.5. Ratable Sharing. . . . . . . . . . . . . . . . . . . . 89
     9.6. Amendments and Waivers . . . . . . . . . . . . . . . . 90
     9.7. Independence of Covenants. . . . . . . . . . . . . . . 90
     9.8. Notices. . . . . . . . . . . . . . . . . . . . . . . . 90
     9.9. Survival of Warranties and Certain Agreements. . . .
 . 91
     9.10.     Failure or Indulgence Not Waiver; Remedies
Cumulative91
     9.11.     Marshalling; Payments Set Aside . . . . . . . . . 91
     9.12.     Severability. . . . . . . . . . . . . . . . . . . 91
     9.13.     Lenders  Obligations Several; Independent
Nature of Lenders
          Rights . . . . . . . . . . . . . . . . . . . . . . . . 92
     9.14.     Headings. . . . . . . . . . . . . . . . . . . . . 92
     9.15.     Applicable Law. . . . . . . . . . . . . . . . . . 92
     9.16.     Successors and Assigns; Subsequent Lenders. . .
 . 92
     9.17.     Consent to Jurisdiction and Service of Process. .
92
     9.18.     Waiver of Jury Trial. . . . . . . . . . . . . . . 93
     9.19.     Confidentiality . . . . . . . . . . . . . . . . . 93
     9.20.     Counterparts; Effectiveness . . . . . . . . . . . 93


                            SECTION 10.  TRUSTEE . . . . . . . . 94

     10.1.     Appointment as Trustee. . . . . . . . . . . . . . 94
     10.2.     Limitation on Duties. . . . . . . . . . . . . . . 94
     10.3.     Limitation on Liabilities . . . . . . . . . . . . 94
     10.4.     Trustee s Action on Communications. . . . . . . .
94
     10.5.     Continental Bank Entitled to Act as Lender. . . .
95
     10.6.     Successor Trustee . . . . . . . . . . . . . . . . 95
EXHIBITS

     I    FORM OF NOTICE OF BORROWING
     II   FORM OF NOTICE OF REQUEST FOR LETTER
OF CREDIT
     III  FORM OF NOTICE OF
CONVERSION/CONTINUATION
     IV   FORM OF TERM NOTE
     V    FORM OF REVOLVING NOTE
     VI   FORM OF COMPLIANCE CERTIFICATE
     VII  FORM OF SUBSIDIARY GUARANTY
     VIII FORM OF OPINION OF SKADDEN, ARPS,
SLATE, MEAGHER &
          FLOM (COUNSEL TO COMPANY AND ITS
SUBSIDIARIES)
     IX   FORM OF OPINION OF O MELVENY &
MYERS
     X    FORM OF PLEDGE AGREEMENT
     XI   FORM OF BID RATE LOAN QUOTE REQUEST
     XII  FORM OF BID RATE LOAN QUOTE
     XIII FORM OF INVITATION FOR BID RATE LOAN
QUOTES
     XIV  FORM OF ASSIGNMENT AND
ASSUMPTIONSCHEDULES

     A    EXISTING LETTERS OF CREDIT (Subsection
1.1)
     B    LENDERS; INITIAL REVOLVING LOAN and
TERM LOAN
          COMMITMENTS; PRO RATA SHARES
(Subsection 1.1; Subsection
          2.1.A)
     C    SUBSIDIARIES (Subsection 1.1; Subsection 4.1.C)
     D    CONFLICTS AND CONSENTS (Subsection 4.2)
     E    LIENS (Subsection 1.1)
     F    ERISA EVENTS (Subsection 4.11)
     G    ENVIRONMENTAL MATTERS (Subsection 4.13)
     H    EXISTING INDEBTEDNESS AND CREDIT
FACILITIES
          (Subsection 1.1; Subsection 4.8; Subsection 6.1)
     I    CONTINGENT OBLIGATIONS (Subsection 1.1;
Subsection 6.1)
     J    RESTRICTIONS ON SUBSIDIARIES (Subsection
6.2)DANAHER CORPORATION

                         CREDIT AGREEMENT

 This CREDIT AGREEMENT is dated as of September 7,
1990 and entered into by and among DANAHER
CORPORATION, a Delaware corporation ( Company ), the
FINANCIAL INSTITUTIONS LISTED ON THE
SIGNATURE PAGES HEREOF (each individually referred to herein as a Lender and collectively as Lenders
) and BANKERS TRUST COMPANY ( Bankers ) as agent
(in such capacity,  Agent ).

                             RECITALS

 WHEREAS, the parties hereto and WPI (such term and other capitalized terms being used herein as defined in
Section 1 of the Agreement) have heretofore entered into the Old Credit Agreement whereby lenders agreed to extend and have extended certain credit facilities to Company;

 WHEREAS, the parties to the Old Credit Agreement desire to terminate the Old Credit Agreement and extinguish the commitments thereunder;

 WHEREAS, Company desires that Lenders extend to Company certain new credit facilities to (i) repay the loans outstanding under the Old Credit Agreement, (ii) fund the general corporate needs of Company and its Subsidiaries and (iii) provide for the issuance of Letters of Credit to support repayment obligations of Company and its Subsidiaries;

 WHEREAS, Company owns, directly or indirectly, all of the issued and out- standing capital stock of the Guarantors;

 WHEREAS, Company desires to secure its Obligations to Lenders under this Agreement by granting to Agent on behalf of Lenders on the Closing Date a first priority security interest in all of the capital stock of Easco pursuant to the Pledge Agreement; and

 WHEREAS, each of the Material Subsidiaries of Company
(other than Easco) desires to guaranty the Obligations of Company under this Agreement by executing and delivering on the Closing Date its Subsidiary Guaranty.

 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:

                            SECTION 1.

                            DEFINITIONS

1.1.  Certain Defined Terms

 The following terms used in this Agreement shall have the meanings indicated:

  Additional Lender has the meaning assigned to that term in subsection 2.11.

  Adjusted Certificate of Deposit Rate means, for any Interest Rate Determination Date, the sum (rounded upward to the next highest one hundredth of one percent) of (i) the rate obtained by dividing (x) the Certificate of Deposit Rate for that day by (y) a percentage equal to 100% minus the full reserve requirement percentage as specified by the Board of Governors of the Federal Reserve System that
Bankers determines would be applicable on that day to a certificate of deposit of Bankers in excess of $100,000 with a maturity comparable to the Interest Period to which the interest rate being determined will apply (including, without limitation, any marginal, emergency, supplemental, special or other reserves if Bankers determines that it is required to maintain any such reserves on such day), plus
(ii) the then daily net annual assessment rate as estimated by Agent for determining the current annual assessment payable by Bankers to the Federal Deposit Insurance Corporation for insuring certificates of deposit with a maturity comparable to the Interest Period to which the interest rate being determined will apply.

  Adjusted Eurodollar Rate means, for any Interest Rate Determination Date, the rate (rounded upward to the next highest 1/100 of one percent) obtained by dividing (i) the Eurodollar Rate for that date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against Eurocurrency liabilities as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

  Adjusted Interest Coverage Ratio means, for any period, the ratio of (i) Consolidated Adjusted EBDITA (less Net
Capital Expenditures made during the period of determination) to (ii) Consolidated Net Interest Expense.

  Adjusted Leverage Ratio means, for any date of determination, the ratio of (i) Consolidated Total Debt and Guarantees to (ii) Adjusted Tangible Net Worth.

  Adjusted Tangible Net Worth means, as at any date of determination, the sum of the capital stock (excluding any capital stock of Company that, by its terms or by the terms of any Securities into which it is convertible or exchangeable, is or upon the happening of an event or the passage of time would be, required to be repurchased, including at the option of the holder, in whole or in part, or have, or upon the happening of an event would have, a redemption or similar payment due) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Company and its Subsidiaries on a consolidated basis, minus intangible assets (including, without limitation, all write-ups (other than write-ups resulting from foreign currency transactions)) subsequent to the Closing
Date in the book value of any asset owned by such Person or consolidated Subsidiary of such Person, unamortized deferred charges, unamortized debt discount and expense, franchises, patents, patent applications, licenses, trade marks, service marks, trade names and brand names (but not goodwill associated with acquisitions made by Company or any of its Subsidiaries of operating businesses or operating assets, which shall be included in Adjusted Tangible Net Worth).

  Affected Lender has the meaning assigned to that term in subsection 2.8.A.(ii).

  Affected Loan has the meaning assigned that term in subsection 2.8.A.(ii).

  Affiliate , as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, control (including with correlative meanings, the terms controlling , controlled by and under common control with ), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

  Agent means Bankers, in its capacity as Agent hereunder and under the other Loan Documents.

  Agreement means this Credit Agreement dated as of September 7, 1990, as it may be amended, supplemented or otherwise modified from time to time.

  Aggregate Amounts Due has the meaning assigned to that term in subsection 9.5.

  Aggregate Excess Proceeds means all amounts received by Company or any of its Subsidiaries from and after the Closing Date in respect of Cash Proceeds of Asset Sales, Condemnation Proceeds and Insurance Proceeds (other than
(i) amounts received pursuant to Receivables Purchase Agreement dated as of September 30, 1988 between the Jacobs Manufacturing Company and Continental Bank, as amended, and (ii) any residual interest in the securities issued by Allied Steel & Tractor Products, Inc. or its parent corporation) that exceed, in the aggregate, an amount equal to the difference between $50,000,000 and the fair market value of all assets distributed to Company s shareholders pursuant to subsection 6.6.E.

  Applicable Base Rate Pricing Margin  shall mean zero;
provided that, upon notice to Company by Agent of the commencement of an HLT Classification Period, the Applicable Base Rate Pricing Margin shall become and remain 1.00% per annum for so long as such HLT
Classification Period continues.

  Applicable CD Rate Pricing Margin  means: during any
Pricing Period for which Company s Pricing Level is
Pricing Level I, 0.4375% per annum; during any Pricing
Period for which Company s Pricing Level is Pricing Level
II, 0.500% per annum; and during any Pricing Period for which Company s Pricing Level is Pricing Level III,
0.8750% per annum; provided that, upon notice to Company by Agent of the commencement of an HLT
Classification Period, the Applicable CD Rate Pricing
Margin shall become and remain 2.00% per annum for so long as such HLT Classification Period continues.

  Applicable Commitment Fee Percentage means: during any Pricing Period for which Company s Pricing Level is Pricing Level I, 0.10% per annum; during any Pricing
Period for which Company s Pricing Level is Pricing Level
II, 0.10% per annum; and during any Pricing Period for which Company s Pricing Level is Pricing Level III, 0.25% per annum; provided that, upon notice to Company by Agent of the commencement of an HLT Classification
Period, the Applicable Commitment Fee Percentage shall become and remain 0.40% per annum for so long as such HLT Classification Period continues.

  Applicable Eurodollar Rate Pricing Margin means: during any Pricing Period for which Company s Pricing Level is Pricing Level I, 0.3125% per annum; during any Pricing
Period for which Company s Pricing Level is Pricing Level
II, 0.4375% per annum; and during any Pricing Period for which Company s Pricing Level is Pricing Level III,
0.7500% per annum; provided that, upon notice to Company by Agent of the commencement of an HLT
Classification Period, the Applicable Eurodollar Rate
Pricing Margin shall become and remain 2.00% per annum for so long as such HLT Classification Period continues.

  Applicable Facility Fee Percentage  means: during any
Pricing Period for which Company s Pricing Level is
Pricing Level  I, 0.100% per annum; during any Pricing
Period for which Company s Pricing Level is Pricing Level
II, 0.100% per annum; and during any Pricing Period for which Company s Pricing Level is Pricing Level III,
0.125% per annum.

  Applicable Letter of Credit Fee Percentage means: during any Pricing Period for which Company s Pricing Level is Pricing Level I, 0.50% per annum; during any Pricing
Period for which Company s Pricing Level is Pricing Level II, 0.50% per annum; and during any Pricing Period for which Company s Pricing Level is Pricing Level III, 0.75% per annum; provided that, upon notice to Company by Agent of the commencement of an HLT Classification
Period, the Applicable Letter of Credit Fee Percentage shall become and remain 2.00% per annum for so long as such HLT Classification Period continues.

  Asset Sale means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company s Subsidiaries; (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries; or (iii) any other assets (including, without limitation, any assets that do not constitute substantially all of the assets of any division or line of business of Company or any of its Subsidiaries), which in the case of clause (i), (ii) or (iii) above individually has a Fair Market Value in excess of $250,000 (it being understood that if the Fair Market Value thereof exceeds $250,000, the entire value and not just the portion in excess of $250,000 shall be subject to subsection 2.6.B.(i)(a)), other than (a) the sale in the ordinary course of business of personal property held for resale in the ordinary course of business of Company or any of its Subsidiaries and (b) sales of obsolete or worn out property to the extent the proceeds of such sales are applied to the purchase of replacement assets of the same or similar type that are purchased, ordered or contracted for within six months of the date of such sale.

  Bankers has the meaning assigned to that term in the introduction to this Agreement.

  Bankruptcy Code  means Title 11 of the United States
Code entitled Bankruptcy as now and hereafter in effect, or any successor statute.

  Base Rate  means, at any time, the highest of (x) the Prime
Rate and (y) the rate that is one half of one percent in excess of the Federal Funds Effective Rate.

  Base Rate Loans means Loans made by Lenders pursuant to subsections 2.1.A, 2.1.B and 2.2.A and bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.3.A.

  Benefitted Subsidiary means, with respect to any Letter of Credit, the Person for whose benefit such Letter of Credit was issued, which shall be either Company or one of its Subsidiaries, as specified by Company in the request for issuance of such Letter of Credit made pursuant to subsection 2.4.B.

  Bid Rate Loan Agent means either (i) if Company has appointed Continental Bank to act as Bid Rate Loan Agent hereunder and Continental Bank has accepted such appointment, for so long as Continental Bank is acting as Bid Rate Loan Agent hereunder, Continental Bank in its capacity as Bid Rate Loan Agent hereunder, or (ii) so long as Company elects to act as Bid Rate Loan Agent hereunder, Company in its capacity as Bid Rate Loan
Agent; provided that the provisions of Section 8 shall not apply to the rights and duties of Company acting as Bid
Rate Loan Agent. Anything contained herein to the contrary notwithstanding, Continental Bank shall have no rights, duties or obligations in the capacity of Bid Rate
Loan Agent hereunder until such time as it may be appointed to act as Bid Rate Loan Agent pursuant to and in accordance with the terms of Section 8.

  Bid Rate Loans  means Loans made by one or more
Lenders to Company pursuant to subsection 2.1.E.

  Bid Rate Loan Interest Payment Date means, with respect to any Bid Rate Loan, the last day of the Bid Rate Loan
Interest Period applicable to such Bid Rate Loan.

  Bid Rate Loan Interest Period means, with respect to any Bid Rate Loans, the period commencing on the date such Bid Rate Loans are made and ending on any date not less than 7 and not more than 180 days thereafter, as Company may select pursuant to subsection 2.1.E.(ii).
Notwithstanding the foregoing, (i) if any Bid Rate Loan
Interest Period would otherwise end after the Term Loan
Funding Date, such Bid Rate Loan Interest Period shall end on the Term Loan Funding Date, (ii) each Bid Rate Loan
Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding
Business Day and (iii) subject to clause (ii) above and notwithstanding clause (i) above, no Bid Rate Loan Interest
Period for any Bid Rate Loans shall have a duration of less than 7 days or greater than 180 days and, if the Bid Rate
Loan Interest Period for any Bid Rate Loans would otherwise be a shorter or longer period, such Bid Rate
Loans shall not be available hereunder.

  Bid Rate Loan Quote  means an offer by a Lender to make
Bid Rate Loans, substantially in the form of Exhibit XII annexed hereto, delivered to Trustee by such Lender pursuant to subsection 2.1.E.

  Bid Rate Loan Quote Request  means a request by
Company to each Lender to submit Bid Rate Loan Quotes, substantially in the form of Exhibit XI annexed hereto, delivered by Company to Trustee pursuant to subsection
2.1.E.

  Bid Rate Loan Shortfall Amount means the amount, if any, by which the amount of Bid Rate Loans requested in a Bid Rate Loan Quote Request exceeds the amount equal to
(i) the aggregate amount of Bid Rate Loans offered in any Bid Rate Loan Quotes delivered by Lenders relating to such Bid Rate Loan Quote Request minus (ii) the amount of Bid
Rate Loans so offered which are rejected in good faith by Company.

  Bid Rate Loan Shortfall Date  means a proposed Funding
Date of Bid Rate Loans in respect of which a Bid Rate
Loan Shortfall Amount exists.

  Bid Rate Register has the meaning assigned thereto in subsection 2.1.E. (xii).

  Business Day means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or, with respect to Bid Rate
Loans, the State of Illinois, or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and
(ii) with respect to all notices, determinations, fundings and payments in connection with Eurodollar Rate Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

  Capital Expenditure Credit means, as at the end of any fiscal quarter of Company, twenty-five percent of the Capital Expenditure Cushion calculated as at the most recent Cushion Determination Date, plus the unused portion, if any, of the Capital Expenditure Credits attributable to the preceding fiscal quarters of Company occurring since the immediately preceding Cushion Determination Date; provided that, the Capital Expenditure Credit for any fiscal quarter shall not exceed the amount by which Consolidated Capital Expenditures made during the four fiscal quarter period ending at the end of the fiscal quarter as at the end of which such determination is being made, exceeded total depreciation of Company and its Subsidiaries for such four fiscal quarter period; provided further that the Capital Expenditure Credit for any fiscal quarter of Company occurring during 1990 shall be zero.

  Capital Expenditure Cushion  means, for the most recent
Cushion Determination Date, the amount by which Consolidated Adjusted EBDITA minus Net Capital
Expenditures for the fiscal year ending on such Cushion
Determination Date exceeded three times the Consolidated
Net Interest Expense for such period.

  Capital Lease , as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

  Cash means money, currency or a credit balance in a Deposit Account.

  Cash Equivalents means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating not less than one full grade below the highest rating obtainable from either Standard & Poor s Corporation or Moody s Investors Service, Inc.; (iii) commercial paper maturing no more than nine months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from Standard & Poor s Corporation or at least P-2 from Moody s Investors Service, Inc. or any money-market type obligation of an issuer the commercial paper of which has such a rating, which obligation matures no later than one year from the date of creation thereof; (iv) certificates of deposit (whether or not Eurodollar in nature) or bankers acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United
States of America or any state thereof or the District of Columbia or any foreign country having combined capital and surplus of not less than $250,000,000 (each such commercial bank herein called a Cash Equivalent Bank );
(v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent
Bank (whether such deposit is with such Cash Equivalent
Bank or any other Cash Equivalent Bank); and (vi) repurchase agreements and reverse repurchase agreements with any Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions with Securities, Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (the Supervisory Policy ).

  Cash Proceeds means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting interest), but only as and when so received) received from such Asset Sale.

  CD Rate Loans means Loans bearing interest at rates determined by reference to the Adjusted Certificate of Deposit Rate as provided in subsection 2.3.A.

  Certificate of Deposit Rate means, for any Interest Rate Determination Date, the arithmetic average (rounded upward to the nearest one hundredth of one percent) of the consensus bid rates determined by each Reference Lender as of approximately 10:00 A.M. (New York time) on that date of two or more New York certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value from such Reference Lender in New York of certificates of deposit in amounts comparable to the outstanding principal amount of the CD Rate Loans of such Reference Lender for which the Adjusted Certificate of Deposit Rate is then being determined with maturities comparable to the Interest
Period to which the Adjusted Certificate of Deposit Rate being determined will apply. If any Reference Lender fails to provide its bid rate to Agent, the Certificate of Deposit Rate shall be determined on the basis of the bid rate of the other Reference Lender.

  Change of Control Event  means such time as a Schedule
13D has been filed, or should have been filed, with respect to a Person or group (as defined in the rules (the Rules ) promulgated under Section 13 of the Exchange Act) which Person or group, as the case may be, owns beneficially (as such term is defined in the Rules) or of record at such time a greater number of shares of Company Common Stock than does Steven M. Rates and Mitchell P. Rales collectively.

  Closing Date means the date on or before September 30, 1990, on which the initial Loans are made.

  Commercial Paper means a short-term instrument issued by Company evidencing Indebtedness commonly known as commercial paper, with a maximum maturity of 270 days from the date of issuance thereof.

  Commitment Letter  means the letter agreement dated
August 24, 1990 by and between Company and Bankers.

  Commitment Termination Date means the earliest of (i) the fifth anniversary of the Closing Date, (ii) if earlier than the Term Loan Funding Date, the date on which all Revolving Loans, Swingline Loans and Bid Rate Loans are paid in full and the Revolving Loan Commitments are reduced to zero, and (iii) the date on which all Term Loans are paid in full.

  Commitments means the commitments of Lenders to make Loans as set forth in subsections 2.1 and 2.2.

  Company has the meaning given that term in the introduction to this Agreement.

  Company Common Stock means the common stock of Company, par value $.01 per share.

  Compliance Certificate means a certificate substantially in the form annexed hereto as Exhibit VI delivered to Lenders by Company pursuant to subsection 5.1.C.

  Condemnation Proceeds means any cash payments in respect of compensa- tion, awards, damages, rights of action (including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact) and proceeds awarded to Company or any of its Subsidiaries by reason of any such taking or damage that have not been reinvested in Productive Assets.

  Consolidated Adjusted EBDITA means, for any period, the sum of the amounts for such period of (i) Consolidated
Net Income, (ii) provisions for taxes based on income and intercompany dividends and transfers, (iii) Consolidated
Net Interest Expense, (iv) total depreciation expense, (v) total amortization expense, and (vi) other unusual and nonrecurring non-cash items reducing Consolidated Net
Income less other unusual and nonrecurring non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

  Consolidated Capital Expenditures means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in additions to property, plant or equipment or comparable items reflected in the consolidated statements of cash flows of Company and its Subsidiaries.

  Consolidated Current Assets means, as at any date of determination, the sum of (x) the total assets of Company and its Subsidiaries on a consolidated basis that properly may be classified as current assets in conformity with GAAP, with most domestic inventories calculated on a LIFO basis, plus (y) during the Revolving Period, the unutilized Revolving Loan Commitments.

  Consolidated Current Liabilities means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that properly may be classified as current liabilities in conformity with GAAP, provided that the Current Maturities of the Term Loans, the Revolving Loans, the Swingline Loans, and the Bid Rate
Loans which are classified as a current liability in conformity with GAAP shall be excluded from the definition of Consolidated Current Liabilities.

  Consolidated Net Income means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest (except for Joint Ventures in which Company or any of its Subsidiaries has effective managerial control of the operations of such Joint Venture and has the ability to cause such Joint Venture to become a Subsidiary of Company by Company or such Subsidiary exercising an option that is subject to no contingency outside the exclusive control of Company and its Subsidiaries), except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person s assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan and (v) without duplication, any extraordinary gain or loss for such period determined in conformity with GAAP, and, in addition, shall include, without limitation, gains or losses resulting from the sale, conversion or other disposition of Investments and other material assets of Company and its Subsidiaries other than in the ordinary course of business, or from the repayment of Indebtedness.

  Consolidated Net Interest Expense means, for any twelve-month period, total interest expense (net of interest income) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under Interest Rate Agreements, determined in conformity with GAAP.

  Consolidated Total Debt means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including, without limitation, the Loans) of Company and its Subsidiaries, determined on a consolidated basis in conformity with GAAP.

  Consolidated Total Debt and Guarantees  means
Consolidated Total Debt plus the aggregate amount of the Contingent Obligations of Company and its Subsidiaries, other than the Subsidiary Guaranties and those certain
Contingent Obligations set forth on Schedule I annexed hereto that are specifically excluded from the calculation of the Adjusted Leverage Ratio.

  Continental Bank  means Continental Bank, National
Association.

  Contingent Obligation , as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof and (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings thereunder. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co- making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

  Contractual Obligation , as applied to any Person, means any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

  Credit Party means each of Company, all of the Guarantors and, for so long as the Pledge Agreement is in effect, Easco; and Credit Parties means all such Persons collectively.

  Current Maturities means, as applied to any Person as at any date of determination, all payments of principal due under the terms of any Indebtedness of such Person within twelve calendar months after that date.

  Cushion Determination Date means the last day of the most recently ended fiscal year of Company.

  Date of Determination means, for purposes of determining the applicable Pricing Level on any Pricing
Level Calculation Date, the last day of the most recently ended fiscal quarter of Company.

  Deposit Account means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

  Dollars and the sign $ means the lawful money of the United States of America.

  Easco means Easco Hand Tools, Inc., a Delaware corporation and a wholly owned Subsidiary of Company.

  Easco Debt  means the 12-7/8% Senior Subordinated
Notes due September 1, 1998 of Easco in the form issued pursuant to that certain Indenture dated September 1, 1988 by and between Easco and Maryland National Bank, as Trustee, as in effect on the Closing Date.

  Employee Benefit Plan means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multi employer Plan, which is maintained for employees of Company or any of its ERISA Affiliates.

  Environmental Claim means any notice of violation, claim, demand, abatement order or other order by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non- sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to any Facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, permits, licenses or authorizations of or from any governmental authority, agency or court relating to environmental matters connected with the Facilities.

  Environmental Laws means all laws relating to environmental matters, including, without limitation, those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49
U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act
(42 U.S.C. Section 11001 et seq.) and (ii) environmental protection, including, without limitation, the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.) and comparable state laws, each as amended or supplemented, and any similar or analogous local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

  ERISA  means the Employee Retirement Income Security
Act of 1974, as amended from time to time and any successor statute.

  ERISA Affiliate means Company and (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal
Revenue Code of which Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue
Code of which Company, any corporation described in clause (i) above or any trade or business described in clause
(ii) above is a member.

  ERISA Event means (i) the occurrence of a reportable event within the meaning of Section 4043 of ERISA (other than a reportable event as to which the requirement for thirty-day notice to the PBGC has been waived) with respect to any Pension Plan, (ii) failure with respect to any Pension Plan to meet the minimum funding standard of
Section 412 of the Internal Revenue Code or of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
Section 412(m) of the Internal Revenue Code or Section
302(e) of ERISA; (iii) the provision by the administrator of any Pension Plan of a notice of intent to terminate such plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA) if such termination would result in liability that would constitute a Material Adverse Effect; (iv) the withdrawal by Company or any ERISA
Affiliate from a Pension Plan during a plan year for which it was a substantial employer within the meaning of
Section 4001(a)(2) of ERISA resulting in liability of any such entity pursuant to Section 4062(e) or 4063 or ERISA which constitutes a Material Adverse Effect; (v) the institution by the PBGC of proceedings to terminate a Pension Plan, or for the appointment of a trustee to administer a Pension Plan, pursuant to Section 4042 of ERISA; (vi) the withdrawal by Company or any ERISA
Affiliate in a complete or partial withdrawal from a Multiemployer Plan, or the receipt by Company or any ERISA Affiliate of notice from a Multi employer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA where any such event results in liability which constitutes a Material Adverse Effect; (vii) the imposition on Company or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 502(c), (i) or (l) or 4071 of ERISA where liability for such charges constitutes a Material Adverse Effect;
(viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Company or any ERISA
Affiliate in connection with any such plan where liability for such claim would constitute a Material Adverse Effect;
(ix) the existence, as of any valuation date for a Pension Plan, of an excess of the present value (determined on the basis of reasonable assumptions used by the independent actuary for such Pension Plan) of the accrued benefits (whether or not vested) of the participants and beneficiaries of such Pension Plan over the fair market value of the assets of such Pension Plan, if such excess, when added to the excesses calculated in the same manner for each of the other Pension Plans as of the most recently preceding valuation date for each such other Pension Plan, exceeds $20,000,000; or (x) receipt from the Internal Revenue
Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of a Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code.

  Eurodollar Rate  means, for any Interest Rate
Determination Date, the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the Eurodollar market by each of the Reference Lenders for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of the Reference
Lender for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) two Business Days prior to the commencement of such Interest Period. If any Reference Lender fails to provide its offered quotation to Agent, the Eurodollar Rate shall be determined on the basis of the offered quotation of the other Reference Lender.

  Eurodollar Rate Loans means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar
Rate as provided in subsection 2.3.A.

  Event of Default  means each of the events set forth in
Section 7.

  Excess Investments in Securities means, as at any date of determination, the amount by which the aggregate
Investments of Company and its Subsidiaries in Marketable
Securities and Non-Marketable Securities exceeds the amount of such Investments permitted by subsection 6.3.B hereof.

  Exchange Act  means the Securities Exchange Act of
1934, as amended from time to time, and any successor statute.

  Exchange Rate means, on any date, when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York City time), one Business Day prior to such date, expressed as the number of units of such currency per $1.00.

  Existing Indebtedness means Indebtedness of Company and its Subsidiaries existing on the Closing Date and listed in Schedule H annexed hereto.

  Existing Letters of Credit means each of the Letters of Credit issued pursuant to the Old Credit Agreement and outstanding on the Closing Date naming Company as account party that is listed on Schedule A annexed hereto.

  Facilities means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, or heretofore, owned, leased, operated or used (under permit or otherwise) by Company or any of its Subsidiaries or any of their respective predecessors.

  Fair Market Value means, with respect to any asset sale, the price that would be paid by a willing buyer to a willing seller in a transaction effected at arms length.

  Federal Funds Effective Rate means for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

  Financial Statements means the audited financial statements, and the notes attached thereto, of Company and its Subsidiaries prepared on a consolidated basis for the fiscal year ending December 31, 1989, as delivered to Agent and Lenders prior to the date of execution of this Agreement.

  First Chicago  means The First National Bank of Chicago.

  Funding Date means the date of the funding of a Loan or the date of the issuance of a Letter of Credit, as applicable.

  GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of
Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards
Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

  Guarantor means each Material Subsidiary, other than, for so long as the Easco Debt is outstanding, Easco.

  Guaranty means any of the Subsidiary Guaranties, and Guaranties means all such guaranties, collectively.

  Hazardous Materials means (i) any chemical, material or substance defined as or included in the definition of
hazardous substances,   hazardous wastes,   hazardous
materials,   extremely hazardous waste,   restricted
hazardous waste, or toxic substances or words of similar import under any applicable Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants that (a) pose a hazard to any property of Company or any of its Subsidiaries or to Persons on or about such property or
(b) cause such property to be in violation of any Environmental Laws; (iii) friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

  HLT Classification Date means any date on which Agent determines, or is advised by any Lender that such Lender has received notice from any Regulatory Authority to the effect, that the Loans or Commitments hereunder should be or are classified as a highly leveraged transaction pursuant to any objective criteria included in guidelines established by any Regulatory Authority (whether or not having the force of law and including without limitation those announced or published prior to the date of this Agreement).

  HLT Classification Period means any period commencing on an HLT Classification Date and ending on the day that Agent first determines that the Loans or Commitments previously classified as a highly leveraged transaction by any Regulatory Authority, or that previously should have been classified as a highly leveraged transaction , no longer is or should be so classified.

  Indebtedness , as applied to any Person, means, without duplication (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred with respect to any Employee Benefit
Plan) which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, however, Indebtedness shall not include obligations incurred in the ordinary course of business with respect to the deferred purchase price of property that are (x) noninterest-bearing, (y) not evidenced by a note or similar written instrument and (z) mature no more than nine months from the date of incurrence of the obligation in respect thereof.

  Indemnitee has the meaning assigned to that term in subsection 9.3.

  Insurance Proceeds means any cash payments received by Company or any of its Subsidiaries under any of the insurance policies maintained pursuant to subsection 5.4 that have not been reinvested in Productive Assets.

  Interest Payment Date  means, with respect to any CD
Rate Loan or Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than ninety days in respect of a CD Rate Loan or three months in respect of a Eurodollar Rate Loan, Interest Payment Date shall also include each Interim Payment Date for such Interest
Period.

  Interest Period means any interest period applicable to a Loan as determined pursuant to subsection 2.3.B.

  Interest Rate Agreement means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates; provided that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; provided further that all such obligations with respect to payments for early termination (guaranteed or unguaranteed) as may have been incurred shall constitute Indebtedness.

  Interest Rate Determination Date means each date for calculating the Eurodollar Rate or Certificate of Deposit Rate, as the case may be, for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for any Eurodollar Rate Loan and the first day of the related Interest Period for a CD Rate Loan.

  Interim Payment Date means, (x) for each Interest Period applicable to a CD Rate Loan that is longer than ninety days, the date that is ninety days after the commencement of that Interest Period and each date that is ninety days after an Interim Payment Date and (y) for each Interest Period applicable to a Eurodollar Rate Loan that is longer than three months, the date that is three months after the commencement of that Interest Period and each date that is three months after an Interim Payment Date.

  Internal Revenue Code means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

  Investment , as applied to any Person, means (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other Securities of any other Person other than a Subsidiary, or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person other than a Subsidiary, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

  Invitation for Bid Rate Loan Quotes means an invitation to each Lender to submit a Bid Rate Loan Quote, substantially in the form of Exhibit XIII annexed hereto, delivered by Bid Rate Loan Agent to such Lender pursuant to subsection 2.1.E with respect to a Bid Rate Loan Quote
Request.

  Issuing Lender means, with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.4.B.

  Joint Venture means a joint venture, partnership or other similar arrange- ment, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

  Lender and Lenders means the persons identified as Lenders and listed on the signature pages of this Agreement and Additional Lender, together with their successors and permitted assigns pursuant to subsection
9.1; provided that the term Lenders when used in the context of a particular Commitment, shall mean those Lenders having that Commitment.

  Letter of Credit Commitment means the commitment of Issuing Lenders to issue Letters of Credit as set forth in subsection 2.4.A.

  Letter of Credit Usage means, as at any date of determination, with respect to all outstanding Letters of Credit, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under such Letters of Credit plus (ii) the aggregate amount of all drawings under such Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company; provided, however, the Letter of Credit
Usage of an Issuing Lender shall be deemed to be only such portion of the Letter of Credit Usage of such Issuing
Lender which Lenders have not bought by participation pursuant to subsection 2.4.A. For purposes of this definition, any amount described hereunder which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of such date of determination.

  Letters of Credit means the Existing Letters of Credit and the standby letters of credit or similar instruments issued pursuant to subsection 2.4 for the purpose of supporting (i) workers compensation liabilities of Company or any of its Subsidiaries, (ii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers to obtain such letters of credit, (iii) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, (v) per- formance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, or (vi) obligations of Company or any of its Subsidiaries in respect of payment of customary indemnification and purchase price adjustment obligations incurred in connection with Asset
Sales and other sales of assets.

  Lien means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

  Loan or Loans means one or more of the Term Loans, the Revolving Loans, the Swingline Loans and the Bid Rate
Loans, or any combination thereof.

  Loan Documents means this Agreement, the Notes, the Commitment Letter, the Pledge Agreement, the Subsidiary Guaranties, the Letters of Credit and any applications for, or reimbursement agreements and other documents or certificates executed in favor of an Issuing Lender relating to, the Letters of Credit.

  Margin Stock has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal
Reserve System as in effect from time to time.

  Marketable Securities means shares of capital stock that trade on the New York Stock Exchange, the American
Stock Exchange or the London Stock Exchange, and bonds, debentures, notes and other evidences of Indebtedness that bear ratings issued by Standard & Poor s Corporation or Moody s Investors Service, Inc. and that trade freely in the secondary markets established for such respective types of Indebtedness.

  Material Adverse Effect means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries (taken as a whole), (ii) the impairment of the ability of any Credit Party to perform its Obligations, or
(iii) the impairment of the ability of Agent or Lenders to enforce the Obligations.

  Material Subsidiary means each Subsidiary of Company now existing or hereof acquired or formed by Company which (x) for the most recent fiscal year of Company accounted for more than five percent of the consolidated revenues of Company or (y) as at the end of such fiscal year, was the owner of more than five percent of the consolidated assets of Company.

  Minimum Adjusted Tangible Net Worth  means
$240,164,000. Such amount shall increase on the first day of each fiscal quarter of Company by an amount equal to fifty percent of the Consolidated Net Income of Company, if positive, calculated as of the last day of the immediately preceding fiscal quarter.

  Multiemployer Plan means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which Company or any ERISA Affiliate is, or ever has, contributed or to which Company or any ERISA Affiliate has, or ever has had, an obligation to contribute.

  Net Cash Proceeds means, in the case of any Asset Sale, Cash Proceeds, net of (i) bona fide direct costs of sale (including without limitation (a) taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of the Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and other Obligations) required to be repaid under the terms thereof as a result of such Asset Sale, and (c) brokerage fees) and (ii) appropriate amounts provided by Company as a reserve, in accordance with GAAP, against any liabilities directly associated with the assets sold in such Asset Sale and retained by Company or any of its Subsidiaries after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset
Sale.

  Net Capital Expenditures means, for any twelve-month period, Consolidated Capital Expenditures made during the period of determination, minus the Capital Expenditure
Credit calculated as at the last day of the most recently ended fiscal quarter of Company.

  Non-Marketable Securities means capital stock, shares, bonds, debentures, notes and other evidences of indebtedness that do not satisfy the definition of Marketable Securities set forth in this Agreement.

  Notes means one or more of the Term Notes and Revolving Notes or any combination thereof.

  Notice of Bid Rate Loan Borrowing has the meaning assigned to that term in subsection 2.1.E.

  Notice of Borrowing means a notice substantially in the form of Exhibit I annexed hereto with respect to a proposed borrowing.

  Notice of Conversion/Continuation means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed conversion or continuation.

  Notice of Request for Letter of Credit means a notice substantially in the Form of Exhibit II annexed hereto with respect to a request for issuance of a Letter of Credit.

  Obligations  means all obligations of every nature
(including Contingent Obligations) of each Credit Party from time to time owed to Agent or Lenders or any of them under the Loan Documents.

  Officers Certificate means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its financial officers, who must hold the rank of at least vice president or secretary, and by its chief financial officer, controller or treasurer; provided that every Officers Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers and on behalf of the Person for whom such certificate is being delivered, they have made or have caused to be made such examination or investigation as is necessary to enable them to determine whether or not such condition has been complied with, and (iii) a statement that, based on such investigation, such signers believe such condition has been complied with.

  Old Credit Agreement means that certain Amended and Restated Credit Agreement dated as of June 16, 1989 among Company, WPI, the lenders listed therein, Bankers, as agent and as co-manager, National Westminster Bank
USA, as co-manager and Continental Bank, as trustee, as amended.

  Operating Lease means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property
(whether real, personal or mixed) that is not a Capital
Lease, other than any such lease under which such Person is the lessor.

  PBGC  means the Pension Benefit Guaranty Corporation
(or any successor thereto).

  Pension Plan means any Employee Benefit Plan that is subject to the provisions of Title IV of ERISA and that is maintained for employees of Company or any of its ERISA
Affiliates.

  Permitted Encumbrances  means the following types of
Liens:

      (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

      (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP or applicable statute shall have been made therefor;

      (iii) Liens (other than any Lien imposed under Section 401(a)(29) or 412(n) of the Internal Revenue Code or under ERISA or arising from or as a result of any Environmental Laws) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations (but not any Liens or obligations arising from or as a result of any Environmental Law), surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), the existence of which individually or in the aggregate would not have a Material Adverse Effect;

      (iv)      Liens with respect to deposits made in
connection with social security withholding taxes, which taxes are paid within five Business Days of the date such deposits are required to be paid over;

      (v) any attachment or judgment Lien not in excess of $5,000,000 individually or in the aggregate unless the judgment it secures shall, within thirty days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty days after the expiration of any such stay;

      (vi) leases or subleases granted to others not interfering in any material respect with the business of Company or any of its Subsidiaries;

      (vii) easements, rights-of-way, restrictions, minor defects, encroach- ments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

      (viii) any interest or title of a lessor or sublessor under any lease;

      (ix) Liens arising from filing UCC financing statements relating solely to the specific asset subject to a lease or the specific assets sold pursuant to a receivables financing facility established for the benefit of Company or any of its Subsidiaries;

      (x) Liens to secure Indebtedness incurred by Company or any of its Subsidiaries to finance the acquisition of the assets purchased with the proceeds of such Indebtedness; provided that the Lien encumbers only the assets so purchased and is created within ninety days of the date of such acquisition;

      (xi)      Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business; and

      (xii)     Liens described in Schedule E annexed hereto.

  Person means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

  Pledge Agreement means the Pledge Agreement to be executed and delivered by Company on the Closing Date, substantially in the form of Exhibit X annexed hereto, as such Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

  Potential Event of Default means, as of any date of determination, a condition or event that, after the giving of notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

  Prescribed Forms shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which pursuant to applicable provisions of (a) any income tax treaty between the United States of America and the country of residence of the Lender providing the form(s) or statement(s), (b) the Internal Revenue Code of 1986, as amended or (c) any applicable rule or regulation under the Internal Revenue Code of 1986, as amended, permit
Company to make payments hereunder for the account of such Lender free of deduction or withholding of income or similar taxes.

  Pricing Level means for any Pricing Period, Pricing Level I, Pricing Level II, or Pricing Level III, as may be in effect for such Pricing Period. The Pricing Level in effect from the Closing Date to but excluding the first Pricing Level Calculation Date following the Closing Date shall be deemed to be Pricing Level II. Notwithstanding anything to the contrary contained herein, if any Event of Default has occurred and been in existence for ten Business Days or longer, the Pricing Level in effect shall be Pricing Level III for so long as such Event of Default is continuing.

  Pricing Level I means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, (i) the Adjusted Leverage Ratio is less than 0.5:1 and (ii) the Adjusted Interest Coverage Ratio is greater than 3:1.

  Pricing Level II means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, (i) the Adjusted Leverage Ratio is greater than or equal to 0.5:1 and less than 0.9:1 and (ii) the Adjusted Interest Coverage Ratio is greater than 3:1.

  Pricing Level III means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, (i) the Adjusted Leverage Ratio is greater than or equal to 0.9:1 or (ii) the Adjusted Interest Coverage Ratio is less than or equal to 3:1.

  Pricing Level Calculation Date means the date that is forty-five days after the most recent Date of Determination.

  Pricing Period means the period commencing on the last preceding Pricing Level Calculation Date and ending on the forty-fourth day of the next succeeding fiscal quarter of Company following such Pricing Level Calculation Date.

  Prime Rate means the rate that Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

  Pro Rata Share means, with respect to matters relating to a particular Commitment (including the making or payment of Loans pursuant to that Commitment) of a Lender, the percentage obtained by dividing (x) such Commitment of that Lender by (y) all such Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender on Schedule B annexed hereto.

  Productive Assets means productive replacement assets of a similar nature to those so replaced that are then used or usable in the business of Company or any of its Subsidiaries.

  Reference Lender  means Bankers and The Chase
Manhattan Bank, N.A.

  Register has the meaning assigned to that term in subsection 2.1.E.

  Regulation D  means Regulation D of the Board of
Governors of the Federal Reserve System as in effect from time to time.

  Regulatory Authority means any United States governmental authority, central bank or comparable agency having jurisdiction over any Lender.

  Release means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

  Reporting Division means each of the divisions of the operations of Company or any of its Material Subsidiaries, as set forth on Schedule C annexed hereto as such Schedule may hereafter be amended, supplemented or modified from time to time by Company.

  Requisite Lenders  means (i) during the Revolving Period,
Lenders having 66-2/3% or more of the Revolving Loan
Commitments or if the Revolving Loan Commitments have been terminated, Lenders holding 66-2/3% or more of the aggregate principal amount of the Revolving Loans, Swingline Loans and Bid Rate Loans outstanding; or (ii) during the Term Period, Lenders holding 66-2/3% or more of the aggregate principal amount of the Term Loans outstanding. As used herein, Requisite Lenders includes
Bankers in its capacity as a Lender; where references are made to Agent and Requisite Lenders , Bankers interest shall be included both as Agent and as Lender.

  Restricted Junior Payment means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

  Revolving Loan Commitment  or  Revolving Loan
Commitments means the commitment or commitments of a Lender or Lenders to make Revolving Loans, Bid Rate
Loans and Swingline Loans as set forth in subsection 2.1, subject to the terms and conditions contained therein.

  Revolving Loans means the Revolving Loans made by Lenders to Company pursuant to subsection 2.1.A.

  Revolving Notes means the promissory notes of Company issued pursuant to subsection 2.1.F and in substantially the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

  Revolving Period means the period commencing on the Closing Date and ending on the date occurring on the third anniversary of the Closing Date.

  Scheduled Term Loans Principal Payments means, with respect to the prin- cipal payments of Term Loans required pursuant to subsection 2.2.B, for each date set forth below, the correlative amount set forth opposite thereto, as adjusted by operation of the following sentence:

          Date Scheduled Term Loans Principal Payment

 December 31, 1993   12.50% of Term Loans made on
Term Loan Funding Date
 March 31, 1994 12.50% of Term Loans made on Term
Loan Funding Date
 June 30, 1994       12.50% of Term Loans made on Term
Loan Funding Date
 September 30, 1994  12.50% of Term Loans made on
Term Loan Funding Date
 December 31, 1994   12.50% of Term Loans made on
Term Loan Funding Date
 March 31, 1995 12.50% of Term Loans made on Term
Loan Funding Date
 June 30, 1995       12.50% of Term Loans made on Term
Loan Funding Date
 September 30, 1995  12.50% of Term Loans made on
Term Loan Funding Date

 On the date any Loans are prepaid pursuant to subsection 2.6.A or 2.A.B.(i), the Scheduled Term Loans Principal Payments set forth above shall be reduced by the amount of such prepayment, such reduction to be effected by reducing the amounts set forth above that correspond to the maturity or maturities of the Scheduled Term Loans Principal
Payment required to be reduced in the manner provided in subsection 2.6.A or 2.6.B.(ii), as the case may be; provided that the Scheduled Term Loans Principal Payment for the Commitment Termination Date shall be an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under the Term
Loans.

  Securities means any capital stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes or other evidences of indebtedness (secured or unsecured, convertible, subordinated or otherwise), any instruments commonly known as securities , and any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

  Separate Letter of Credit Facility means the letter of credit facility or facilities established for the benefit of Company and its Subsidiaries by The Bank of Tokyo Trust Company or one of its affiliates, or by any other commercial banking institution or institutions, on terms and conditions reasonably satisfactory to Requisite Lenders, for the purpose of issuing letters of credit for the account of Company that support obligations of Company and any of its Subsidiaries.

  Separate Letter of Credit Facility Usage means, as at any date of deter- mination with respect to all outstanding letters of credit under the Separate Letter of Credit Facility, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under such letters of credit plus (ii) the aggregate amount of all drawings under such letters of credit honored by the issuer thereof and not theretofore reimbursed.

  Solvent means, with respect to any Person, that as of the date of determina- tion, both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including the maximum amount of contingent liabilities identified by such Person) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person will not lack sufficient capital for the needs and anticipated needs for capital of such Person s business, including identified contingent liabilities; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (B) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

  Subordinated Indebtedness means the Easco Debt and the WPI Debt.

  Subsidiary means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

   Subsidiary Guaranty means each guaranty to be executed and delivered by each Material Subsidiary pursuant to subsection 3.1 or 5.7, as the case may be, each substantially in the form of Exhibit VII annexed hereto, as each such guaranty may hereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, and Subsidiary Guaranties means all such guaranties collectively.

  Swingline Loan Commitment means the commitment of Bankers to make Swingline Loans as set forth in subsection
2.1.B.

  Swingline Loans means the Swingline Loans made by Bankers to Company on or after the Closing Date pursuant to subsection 2.1.B.

  Term Loan Commitment or Term Loan Commitments means the commitment or commitments of a Lender or Lenders to make Term Loans as set forth in subsection
2.2.A.

  Term Loan Funding Date means the date that is the third anniversary of the Closing Date.

  Term Loans means the Loans made by Lenders to Company pursuant to subsection 2.2.A.

  Term Notes means the promissory note of Company issued pursuant to subsection 2.1.F substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

  Term Period means the period commencing on the date occurring on the third anniversary of the Closing Date and ending on the date occurring on the fifth anniversary of Closing Date.

  Total Utilization of Revolving Loan Commitments means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving
Loans, plus (ii) the aggregate principal amount of all outstanding Swingline Loans, plus (iii) the aggregate principal amount of all outstanding Bid Rate Loans, plus
(iv) the Letter of Credit Usage, plus (v) the amount by which the Separate Letter of Credit Facility Usage exceeds
$25,000,000, plus (vi) the amount of the Excess
Investments in Securities.

  Trustee means either (i) if Company has appointed Continental Bank to act as Trustee hereunder and Continental Bank has accepted such appointment, for so long as Continental Bank is acting as Trustee hereunder, Continental Bank solely in its capacity as Trustee hereunder, or (ii) so long as Company elects to act as Trustee hereunder, Company in its capacity as Trustee; provided that the provisions of Section 10 shall not apply to the rights and duties of Company acting as Trustee.
Anything contained herein to the contrary notwithstanding, Continental Bank shall have no rights, duties or obligations in the capacity of Trustee hereunder until such time as it may be appointed to act as Trustee pursuant to and in accordance with the terms of Section 10.

  WPI means Western Pacific Industries, Inc., a Delaware corporation and a wholly-owned Subsidiary of Company.

  WPI Debt  means the 10% Subordinated Debentures due
July 1, 2001 of WPI in the form issued pursuant to that certain Indenture dated June 15, 1976 by and between WPI and The Connecticut Bank & Trust Company, as Trustee, as in effect on the Closing Date.

1.2. Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

 Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Calculations made in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the Financial
Statements.

1.3.  Other Definitional Provisions

 References to Sections and subsections shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                           SECTION 2.

         AMOUNTS AND TERMS OF LOANS AND
LETTERS OF CREDIT


2.1.Revolving Loans, Swingline Loans and Bid Rate Loans

 A.   Revolving Loan Commitments.

 Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to make
Revolving Loans to Company during the period from the Closing Date through but excluding the Term Loan
Funding Date in an amount not exceeding its Pro Rata
Share of the aggregate Revolving Loan Commitments for the purposes identified in subsection 2.7.B. Each Lender s commitment to make Revolving Loans to Company pursuant to this subsection 2.1.A is herein called its Revolving Loan Commitment and such commitments of all Lenders in the aggregate are herein called the Revolving Loan Commitments . The initial amount of each
Lender s Revolving Loan Commitment is set forth opposite its name on Schedule B annexed hereto and the aggregate initial amount of all Revolving Loan Commitments is $285,000,000. The amount of the Revolving Loan
Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsection 2.6 through the date of determination. In no event shall the aggregate principal amount of the Revolving Loans from any Lender outstanding at any time exceed the amount of its Revolving
Loan Commitment then in effect. Each Lender s Revolving
Loan Commitment shall expire on the Term Loan Funding
Date and all Revolving Loans shall be paid in full no later than that date.

 Notwithstanding the foregoing provisions of this subsection 2.1.A, the amount otherwise available to be borrowed or maintained as Revolving Loans under the Revolving Loan Commitments as of any time of determination (other than (x) to repay Swingline Loans or Bid Rate Loans and accrued and unpaid interest thereon and (y) to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company) shall be reduced by an amount equal to the sum of (a) the principal amount of all outstanding Swingline Loans plus (b) the principal amount of all outstanding Bid Rate Loans plus (c) the Letter of Credit Usage in respect of Letters of Credit plus (d) the amount by which the Separate Letter of Credit Facility Usage exceeds $25,000,000 as at such date of determination plus (e) the amount of the Excess Investments in Securities as at such date of determination.

 Subject to subsection 2.8.A.(ii), all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender s obligation to make Revolving Loans hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender s obligation to make Revolving Loans hereunder.

 Amounts borrowed by Company under this subsection
2.1.A may be repaid and, through but excluding the Term
Loan Funding Date, reborrowed. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Anything contained in this subsection 2.1.A to the contrary notwithstanding, Company may not borrow Revolving
Loans more than three times during any week other than Revolving Loans used solely to repay Swingline Loans or Bid Rate Loans. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total
Utilization of Revolving Loan Commitments exceed the
Revolving Loan Commitments then in effect.

 B.  Swingline Loan Commitment.

 Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Bankers hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date through and excluding the Term Loan Funding Date in an aggregate principal amount of up to $10,000,000 by making Swingline Loans to Company, notwithstanding the fact that such Swingline Loans, when aggregated with Bankers outstanding Revolving Iowans and Bid Rate
Loans, may exceed Bankers  Revolving Loan Commitment.
The commitment of Bankers to make Swingline Loans to Company pursuant to this subsection 2.1.B is herein called its Swingline Loan Commitment . In no event shall (a) the aggregate principal amount of Swingline Loans outstanding at any time exceed the Swingline Loan Commitment, (b) the Total Utilization of Revolving Loan Commitments exceed the aggregate Revolving Loan Commitments then in effect or (c) the Swingline Loan Commitment exceed the aggregate Revolving Loan Commitments. Any reduction of the Revolving Loan Commitments made pursuant to subsection 2.6 which reduces the Revolving Loan
Commitments below the then current amount of the Swingline Loan Commitment shall result in an automatic corresponding reduction of the Swingline Loan
Commitments to the amount of the Revolving Loan
Commitments, as so reduced, without any further action on the part of Bankers. The proceeds of Swingline Loans shall be used for the purposes identified in subsection 2.7.B.

 The Swingline Loan Commitment shall expire on the Term
Loan Funding Date and all Swingline Loans shall be paid in full no later than that date.

 Amounts borrowed by Company under this subsection
2.1.B may be repaid and, through but excluding the Term
Loan Funding Date, reborrowed. All Swingline Loans shall be made as Base Rate Loans and shall not be entitled to be converted into CD Rate Loans or Eurodollar Rate Loans.
Swingline Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000.

 Bankers may, at any time in its sole and absolute discretion, and on the fifth Business Day after the making of a Swingline Loan which has not been voluntarily prepaid by Company pursuant to subsection 2.6.A shall, on one Business Day s notice to Agent and Company, so long as amounts are available to be borrowed under the Revolving
Loan Commitments, require each other Lender, and each Lender hereby agrees, subject to this subsection 2.1.B, to make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender s Pro Rata Share of the amount of the Swingline Loans (
Refunded Swingline Loans ) outstanding on the date notice is given which Bankers requests the Lenders to prepay; provided, however, the obligation of each Lender to make any such Revolving Loan is subject to the condition that (i) Bankers believed in good faith that all conditions under
Section 3 to the making of such Swingline Loan were satisfied at the time such Swingline Loan was made, or (ii) such other Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that any such condition had not been satisfied and failed to notify Agent in writing at or before the time for the making of the relevant Refunded Swingline Loans that it had no obligation to make Revolving Loans until such condition was satisfied (which notice shall be effective as of the date of receipt by Agent), or (iii) the satisfaction of any such condition not satisfied had been waived by Bankers prior to or at the time such Swingline Loan was made. In the case of Revolving Loans made by Lenders other than Bankers under the immediately preceding sentence, each such other Lender shall make the amount of its Revolving Loan available to Bankers, in same day funds, at the office of Bankers located at One Bankers Trust Plaza, New York,
New York, not later than 11:00 A.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swingline
Loans. On the day such Revolving Loans are made, Bankers Pro Rata Share of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Bankers and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be due as Revolving Loans. Company authorizes Bankers to charge
Company s accounts with Bankers (up to the amount available in each such account) in order to immediately pay Bankers the amount of such Refunded Swingline Loans to the extent amounts received by Bankers, including amounts deemed to be received from Bankers, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to Bankers should be recovered by or on behalf of Company from Bankers in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 9.5. Subject to the proviso contained in the first sentence of this paragraph, each Lender s obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Bankers, Company or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company; (iv) any breach of this Agreement by Company or any other Lender; (v) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitments after the making of the Swingline Loans; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

 In the event that Company or any of its Subsidiaries has filed for protection under the Bankruptcy Code, or otherwise if Bankers requests, and, in any event, subject to satisfaction of the conditions set forth in the proviso to the first sentence of the preceding paragraph, each Lender shall acquire without recourse or warranty an undivided participation interest equal to such Lender s Pro Rata Share of any Swingline Loan otherwise required to be repaid by such Lender pursuant to the preceding paragraph by paying to Bankers on the date on which such other Lender would otherwise have been required to make a Revolving Loan in respect of such Swingline Loan pursuant to the preceding paragraph, in immediately available funds, an amount equal to such Lender s Pro Rata Share of such Swingline Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding paragraph. If such amount is not in fact made available to Bankers by such other Lender on the date when Revolving Loans would otherwise be required to be made pursuant to the preceding paragraph, Bankers shall be entitled to recover such amount on demand from such other Lender together with interest accrued from such date at the customary rate set by Bankers for the correction of errors among banks for three Business Days and thereafter at the rate of interest then applicable to Base Rate Loans. From and after the date on which any Lender purchases an undivided participation interest in a Swingline Loan pursuant to this paragraph, Bankers shall promptly distribute to such other Lender such Lender s Pro Rata Share of all payments of principal and interest in respect of such Swingline Loan.

 A copy of each notice given by Bankers to Lenders pursuant to the preceding paragraph shall be promptly delivered by Bankers to Company. Upon the making of a Revolving Loan by a Lender pursuant to this subsection
21.B, the amount so funded shall become due as a Revolving Loan and shall no longer be owed as a Swingline Loan.

 Notwithstanding anything herein to the contrary, Bankers shall not be obligated to make any Swingline Loans if it has elected after the occurrence and during the continuation of a Potential Event of Default or Event of Default not to make Swingline Loans and has notified Company in writing or by telephone of such election.

 C.  Notice of Borrowing.

 Whenever Company desires that Lenders make Revolving
Loans under subsection 2.1.A or Term Loans under subsection 2.2.A, it shall deliver to Agent a No- tice of Borrowing no later than 11:00 A.M. (New York time) on the proposed Funding Date in the case of Revolving Loans to be made as Base Rate Loans on a Bid Rate Loan
Shortfall Date in an aggregate amount not to exceed the applicable Bid Rate Loan Shortfall Amount or at least one Business Day in advance of the proposed Funding Date in the case of any other Base Rate Loan or any CD Rate Loan or three Business Days in advance of the proposed Funding
Date in the case of a Eurodollar Rate Loan. Whenever
Company desires to borrow a Swingline Loan under subsection 2.1.B, it shall deliver to Bankers a Notice of Borrowing no later than 12:00 noon (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Loans and whether such Loans are to be made as Swingline Loans, Revolving Loans or Term Loans; provided that in the case of a Notice of Borrowing delivered on a Bid Rate Loan Shortfall Date requesting Base Rate Loans to be made as Revolving Loans on such Bid Rate Loan Shortfall Date, the amount of such proposed Revolving Loans may not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid
Rate Loan Shortfall Date, (iii) whether such Revolving
Loans or Term Loans are initially to consist of Base Rate Loans, CD Rate Loans or Eurodollar Rate Loans or a combination thereof, (iv) if such Revolving Loans or Term Loans, or any portion thereof, are initially to be CD Rate Loans or Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor and (v) in the case of a Notice of Borrowing delivered on a Bid Rate Loan
Shortfall Date requesting Base Rate Loans to be made as Revolving Loans on such Bid Rate Loan Shortfall Date, that the amount of such proposed Revolving Loans does not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid Rate Loan Shortfall Date; and such Notice of Borrowing shall further certify that subsection 3.3 is satisfied on and as of that Funding Date; provided that (a) the minimum amount of CD Rate Loans with a particular
Interest Period included as a portion of any such combination, if any, shall be $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and (b) the minimum amount of Eurodollar Rate Loans with a particular Interest Period included as a portion of any such combination, if any, shall be $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
Revolving Loans and Term Loans may be continued as or converted into Base Rate Loans, CD Rate Loans and
Eurodollar Rate Loans in the manner provided in subsection 2.3.E. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or prior to the Funding Date of the requested Revolving Loans, Term Loans or Swingline
Loans, as the case may be.

 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1.C and upon funding of Revolving Loans or Term Loans by any Lender or Swingline Loans by Bankers in accordance with this Agreement pursuant to any such telephonic notice
Company shall have effected Revolving Loans, Term
Loans or Swingline Loans, as applicable, hereunder.

 Except as provided in subsection 2.8.D, a Notice of Borrowing for a Eurodollar Rate Loan or a CD Rate Loan
(or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

 D.  Disbursement of Funds.

 Promptly after receipt of a Notice of Borrowing for Revolving Loans pursuant to subsection 2.1.C (or telephonic notice in lieu thereof) or the deemed receipt of a Notice of Borrowing pursuant to subsection 2.4.C, Agent shall notify each Lender of the proposed borrowing.
Promptly after receipt of a Notice of Borrowing for a Swingline Loan, Bankers shall make the amount of its Swingline Loan available, in same day funds, at the office of Bankers located at One Bankers Trust Plaza, New York,
New York, not later than 12:00 noon (New York time) on the Funding Date. Each Lender shall make the amount of its Revolving Loan available to Agent, in same day funds, at the office of Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 noon (New
York time) on the Funding Date. Except as provided in subsection 2.1.B with respect to the repayment of Swingline Loans and subsection 2.4.D, upon satisfaction or waiver of the conditions precedent specified in subsection 3.3, Agent shall make the proceeds of such Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Agent to be credited to the account of Company at such office of Agent.

 Unless Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Agent such Lender s Loan on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding
Date and Agent in its sole discretion may, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent s demand therefor, Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Agent. Nothing in this subsection 2.1.D shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

 E.   Bid Rate Loans.

      (i) The Bid Rate Option. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, in addition to Company requesting that Lenders make
Revolving Loans pursuant to subsection 2.1.A, Company may, as set forth in this subsection 2.1.E, request Lenders having Revolving Loan Commitments during the period from and including the Closing Date to but excluding the Term Loan Funding Date to make offers to make Bid Rate
Loans to Company; provided that the Total Utilization of Revolving Loan Commitments shall in no event exceed the Revolving Loan Commitments then in effect. Lenders may, but shall have no obligation to, make such offers and Company may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.1.E.

      (ii)      Bid Rate Loan Quote Request. Whenever
Company desires to request offers to make Bid Rate Loans, it shall transmit to Bid Rate Loan Agent (if other than Company) by telecopy a Bid Rate Loan Quote Request substantially in the form of Exhibit XI annexed hereto no later than 11:00 A.M. (New York time) at least one
Business Day in advance of the proposed Funding Date set forth therein. The Bid Rate Loan Quote Request shall specify (i) the proposed Funding Date (which shall be a Business Day not later than seven calendar days prior to the Term Loan Funding Date, (ii) the amount of Bid Rate
Loans for each Bid Rate Loan Interest Period (of which there may be up to three) for which offers are requested, which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount and (iii) the duration of the Bid Rate Loan Interest Period or Periods applicable thereto, subject to the provisions set forth in the definition of Bid Rate
Loan Interest Period. Such Bid Rate Loan Quote Request shall further certify that subsection 3.3 is satisfied on and as of the date of such Bid Rate Loan Quote Request and will be satisfied on and as of the date of the making of such Bid Rate Loans. No Bid Rate Loan Quote Request shall be given within three Business Days of any other Bid Rate
Loan Quote Request.

      (iii) Invitation for Bid Rate Loan Quotes. Promptly upon any request by Company for Bid Rate Loan Quotes pursuant to the delivery of a Bid Rate Loan Quote Request in accordance with the provisions of subsection 2.1.E.(ii), but in no event later than the close of business on the date of receipt thereof, Bid Rate Loan Agent shall send to Lenders by telecopy an Invitation for Bid Rate Loan Quotes substantially in the form of Exhibit XIII annexed hereto, which shall constitute an invitation by Company to each Lender to submit Bid Rate Loan Quotes offering to make
Bid Rate Loans to which such Bid Rate Loan Quote
Request relates in accordance with this subsection 2.1.E.

      (iv)      Submission and Contents of Bid Rate Loan
Quotes.

           (a) Each Lender may, in its sole discretion, submit a Bid Rate Loan Quote containing an offer or offers to make
Bid Rate Loans in response to any Invitation for Bid Rate
Loan Quotes. Each Bid Rate Loan Quote must comply with the requirements of this subsection 2.1.E.(iv) and must be received by Trustee by telecopy no later than 10:00 A.M.
(New York time) on the proposed Funding Date of such Bid Rate Loans. Any Bid Rate Loan Quote so made shall be irrevocable, subject to amendment or modification solely in accordance with subsection 2.1.E.(v), except with the written consent of Trustee given on the instructions of Company.

           (b)  Each Bid Rate Loan Quote shall be in
substantially the form of Exhibit XII annexed hereto and shall refer to this Agreement and specify (a) the proposed Funding Date, (b) the principal amount of the Bid Rate
Loan offered, which principal amount (x) may be greater than or less than the Revolving Loan Commitment of the quoting Lender, (y) must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (z) may not exceed the principal amount of Bid Rate Loans for such Bid Rate Loan Interest Period for which offers were requested, (c) the rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender s cost of funds, and rounded to the nearest 1/10,000 of 1%) at which such Lender is willing to make each such Bid Rate Loan and (d) the identity of the quoting Lender.

           (c) Any Bid Rate Loan Quote shall be disregarded that (a) is not substantially in the form of Exhibit XII annexed hereto or does not specify all of the information required in subsection 2.1.E. (iv)(b), (b) contains qualifying, conditional or similar language, (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Loan Quotes or (d) arrives after 10:00 A.M. on the proposed Funding Date.

           (d) If any Lender shall elect not to make such an offer, such Lender shall so notify Trustee via telecopy no later than 10:00 A.M. (New York time) on the proposed
Funding Date; provided, however, that failure by any Lender to give such notice shall not constitute a breach or default by such Lender nor cause such Lender to be liable to Company or any other party or be obligated to make any Bid Rate Loan as part of such requested Bid Rate Loans.

      (v) Notice to Agent and Company. Trustee (if other than Company) shall (by telephone confirmed by telecopy) promptly notify Company of the terms (x) of any Bid Rate
Loan Quote submitted by a Lender that is in accordance with subsection 2.1.E.(iv) and (y) of any Bid Rate Loan
Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Loan Quote submitted by such Lender with respect to the same Bid Rate Loan Quote
Request; provided that any such amending or modifying
Bid Rate Loan Quote shall be disregarded by Trustee unless such amending or modifying Bid Rate Loan Quote is submitted solely to correct a manifest error in such former
Bid Rate Loan Quote. Trustee s notice to Company shall specify (i) the aggregate principal amount of Bid Rate
Loans for which offers have been received in response to a Bid Rate Loan Quote Request, (ii) the respective principal amounts and interest rates so offered and (iii) the identity of each quoting Lender.

      (vi) Acceptance and Notice by Company. Not later than 11:00 A.M. (New York time) on the proposed Funding
Date, Company shall (by telephone confirmed by telecopy) notify Trustee (if other than Company) (who shall promptly so notify Agent and Lenders as set forth in subsection 2.1.E(viii)) of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.1.E.(v). For the purposes of this subsection 2.1.E.(vi), silence on the part of Company shall be deemed to be a non-acceptance of all offers so notified to it pursuant to subsection 2.1.E.(v). In the case of acceptance, such notice (a Notice of Bid Rate Loan Borrowing ) shall specify the aggregate principal amount of offers for each Bid Rate Loan Interest Period that are accepted. Company may accept any Bid Rate Loan
Quote in whole or in part; provided that (i) acceptance of offers may only be made on the basis of ascending interest rates, (ii) the aggregate principal amount of each borrowing of Bid Rate Loans may not exceed the applicable amount set forth in the related Bid Rate Loan Quote Request, (iii) the principal amount of each Bid Rate Loan must be $5,000,000 or integral multiples of $1,000,000 in excess of that amount and (iv) Company may not accept any offer that is described in subsection 2.1.E.(iv)(c) or that otherwise fails to comply with the requirements of this Agreement. Subject to the foregoing requirements, Company may accept or reject, in its sole discretion, any Bid Rate Loan Quote.

      A Notice of Bid Rate Loan Borrowing given by
Company pursuant to this subsection 2.1.E.(vi) shall be irrevocable.

      (vii) Allocation by Company. If offers are made by two or more Lenders at the same rate of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Bid Rate Loan Interest Period, the principal amount of Bid Rate
Loans in respect of which such offers are accepted shall be allocated pro rata by Company among such Lenders;
provided that no Lender whose Bid Rate Loan Quote is accepted shall be allocated a Bid Rate Loan in a principal amount less than $1,000,000. Determinations by Company of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

      (viii) Notice to Agent and Lenders. Trustee shall (by telephone promptly confirmed by telecopy) promptly notify each Lender that has submitted a Bid Rate Loan Quote as described in subsection 2.1.E.(iv)(a), if any, which of its offers have been accepted by Company pursuant to the delivery of a Notice of Bid Rate Loan Borrowing, whereupon such Lender will become bound, subject to the other applicable conditions hereof, to make the Bid Rate
Loan in respect of which its offer has been accepted.
Promptly after giving such notice, Trustee will deliver to Agent and each Lender a confirmation specifying the date and amount of the aggregate Bid Rate Loans made, the amount, interest rate, Bid Rate Loan Interest Period and Lender for each Bid Rate Loan made.

      (ix)      Funding of Bid Rate Loans.  Not later than
12:00 noon (New York time) on the proposed Funding Date specified for each Bid Rate Loan hereunder, each Lender participating therein shall make the amount of its Bid Rate
Loan available to Company, in same day funds, at Company s account number 50-194704 at the office of Agent located at One Bankers Trust Plaza, New York, New
York. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.3, Agent shall make the proceeds of all such Bid Rate Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Bid Rate Loans received by Agent to be credited to the account of Company at such office of Agent.

      Unless Agent shall have received notice from a Lender participating in a Bid Rate Loan prior to the Funding Date of such Bid Rate Loan that such Lender will not make available to Agent such Lender s Bid Rate Loan, Agent may (but shall not be obligated to) assume that such Lender has made such Bid Rate Loan available to Agent on the Funding Date of such Bid Rate Loan in accordance with this subsection 2.1.E.(ix) and Agent may, in reliance upon such assumption, make available to Company a corresponding amount on such Funding Date. If and to the extent such Lender shall not have so made such Bid Rate
Loan available to Agent, then Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent s demand therefor, Agent shall promptly notify Company of the amount of such Bid Rate Loan not funded by such Lender and Company shall immediately pay such corresponding amount to Agent. Nothing in this subsection 2.1.E.(ix) shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

      (x) Payment of Interest. Interest with respect to each outstanding Bid Rate Loan shall be payable in arrears on and to each Bid Rate Loan Interest Payment Date applicable to that Bid Rate Loan, upon any prepayment of such Bid Rate Loan (to the extent accrued on the amount being prepaid) and at maturity.

      (xi)      Compensation.  Company shall compensate
each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Bid Rate Loans and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain with respect to Bid Rate Loans: (i) if for any reason (other than a default or error by that Lender) a borrowing of any Bid Rate Loan does not occur on the date specified therefor in a Notice of Bid Rate Loan Borrowing, (ii) if any prepayment of any of such Lender s Bid Rate Loans occurs on a date which is not the last day of the Bid Rate Loan Interest Period applicable to that Bid Rate Loan, (iii) if any prepayment of any of such Lender s Bid Rate Loans is not made on any date specified in a notice of prepayment given by Company and consented to by such Lender, or (iv) as a consequence of any other default by Company to repay such Lender s Bid
Rate Loans when required by the terms of this Agreement.

      (xii) Bid Rate Register. Agent shall maintain a register for the recordation of the names and addresses of Lenders and the principal amount of the Bid Rate Loans owing to each Lender from time to time together with the maturity and interest rates applicable to each Bid Rate
Loan, and other terms applicable thereto (the Bid Rate Register ). The entries in the Bid Rate Register shall be prima facie evidence with respect to the entries therein. The Bid Rate Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (xiii) Maturity. Each Bid Rate Loan shall be payable on the maturity date specified in the Bid Rate Request relating to such Bid Rate Loan.

      (xiv) Liability. Bid Rate Loan Agent shall not incur any liability to Company in acting upon any telephonic notice referred to herein which Bid Rate Loan Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1.E and upon funding of Bid Rate
Loans by any Lender in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Bid Rate Loans hereunder.

 F.   Register.

      (i) Agent shall maintain a register (the Register ) on which it will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding, absent manifest error.

      (ii) Each Lender will record in its internal records the amount of each Loan made by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect Company's or any other Credit Party s Obligations in respect of such Loans. Any such recordation shall be conclusive and binding, absent manifest error.

      (iii)  Any Lender may, by notice to Agent and
Company, request that all or part of the principal amount of the Obligations of Company to such Lender in respect of its Commitments hereunder be evidenced by a Term Note or a Revolving Note, as applicable. Within three Business Days of Company s receipt of such notice, Company shall execute and deliver to Agent for delivery to the appropriate Lender a Note or Notes in the principal amount(s) specified in such notice, payable to the notifying Lender or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to Section 9.1 hereof.

2.2.  Term Loans

 A.  Term Loan Commitments.

 Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender severally agrees to lend to Company on the Term Loan Funding Date an amount not exceeding its Pro Rata Share of the aggregate
Term Loan Commitments to be used solely for the purposes identified in subsection 2.7.A. Each Lender s commitment to make Term Loans to Company pursuant to this subsection 2.2.A is herein called its Term Loan
Commitment , and such commitments of all Lenders in the aggregate are herein called the Term Loan Commitments .
The original amount of each Lender s Term Loan
Commitment is set forth opposite its name on Schedule B annexed hereto and the aggregate original amount of the Term Loan Commitments is $285,000,000. Each Lender s
Term Loan Commitment shall expire immediately after the making of the Term Loans on the Term Loan Funding Date and all Term Loans and all other amounts owed hereunder with respect to Term Loans shall be paid in full no later than the Commitment Termination Date; provided that each Lender s Term Loan Commitment shall expire immediately and without further action on the Term Loan Funding Date if the Term Loans are not made on that date. Company may make only one borrowing under the Term Loan
Commitments. Amounts borrowed and repaid under this subsection 2.2.A may not be reborrowed. In connection with the making of the Term Loans, Company shall deliver a Notice of Borrowing, and perform in all other relevant respects, in accordance with subsection 2.1.C. Each Lender will make the amount of its Term Loan available to Agent, in same day funds, at the office of Agent located at One
Bankers Trust Plaza, New York, New York, not later than
12:00 noon (New York time) on the Term Loan Funding
Date. Agent shall make the proceeds of such Term Loans available to Company by causing the aggregate amount of such Term Loans to be applied to the full extent thereof to repay the principal amount of the Revolving Loans, Swingline Loans and Bid Rate Loans outstanding on such date.

 B.   Scheduled Payment of Term Loans.

 Company agrees to make principal payments in the amount of the applicable Scheduled Term Loans Principal Payment on the dates and in the amounts set forth in the definition of Scheduled Term Loans Principal Payments.

2.3.  Interest on the Loans

 A.   Rate of Interest.

 Subject to the provisions of subsection 2.3.F, each Loan (other than Bid Rate Loans, which shall bear interest as provided in subsection 2.1.E) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate, the Adjusted Certificate of Deposit Rate or the Adjusted Eurodollar Rate, as the case may be. Except to the extent that this Agreement specifically provides that certain Loans are to be made at the Base Rate, the applicable basis for determining the rate of interest with respect to Term Loans and Revolving Loans shall be selected by Company initially at the time a Notice of Borrowing is given pursuant to subsection 2.1.C (or is deemed to be given pursuant to subsection 2.4.C) or at the time a Notice of Conversion/Continuation is given pursuant to subsection 2.3.E. The basis for determining the interest rate with respect to any Term Loan or Revolving Loan may be changed from time to time pursuant to subsection 2.3.E. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest then, for that day, that Loan shall bear interest determined by reference to the Base Rate.

 B.  Determination of Interest Rate.

 As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rates that shall apply to CD Rate Loans and Eurodollar Rate Loans for which interest rates are then being determined for the applicable Interest Periods and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

 Subject to the provisions of subsections 2.3.F and 2.8.F, Loans shall bear interest through maturity as follows:

      (i)  if a Base Rate Loan, then at the sum of the Base
Rate plus the Applicable Base Rate Pricing Margin;

      (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar
Rate Pricing Margin; or

      (iii)  if a CD Rate Loan, then at the sum of the Adjusted
CD Rate plus the Applicable CD Rate Pricing Margin.

On each Pricing Level Calculation Date, commencing with the first such date to occur after the end of the fiscal quarter of Company immediately succeeding the Closing Date, the Pricing Level in effect for the Pricing Period commencing on such Pricing Level Calculation Date and continuing for the term of the Pricing Period that begins on such Pricing
Level Calculation Date shall be the applicable Pricing
Level that is determined by reference to the definitions of Pricing Level I, Pricing Level II and Pricing Level III, subject to the proviso to the definition of Pricing Level. Notwithstanding the fact that the actual calculation of the applicable Pricing Level for a Pricing Period to commence during the first fiscal quarter of Company s fiscal year may be performed on a date subsequent to the Pricing Level Calculation Date occurring in such quarter, such Pricing
Period shall commence on such Pricing Level Calculation
Date. Upon the actual calculation of the applicable Pricing Level for the Pricing Period commencing during the first fiscal quarter of Company s fiscal year, adjustments to the amount of accrued interest shall be made to reflect retroactive application of the applicable Pricing Level to the first day of such Pricing Period.

 C.   Interest Periods for CD Rate Loans and Eurodollar
Rate Loans.

 In connection with each CD Rate Loan and Eurodollar
Rate Loan, Company, by giving notice as set forth in subsection 2.1.C, shall elect an interest period (each an Interest Period ) to be applicable to such Loan, which Interest Period (x) in the case of CD Rate Loans, be either a 30, 60, 90 or 180 day period and (y) in the case of Eurodollar Rate Loans, shall be either a one, two, three or six month period; provided that:

      (i) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan or on the date of conversion or continuation of such Loan pursuant to subsection 2.3.E, as the case may be;

      (ii)  in the case of immediately successive Interest
Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

      (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

      (iv)  any Interest Period in respect of a Eurodollar Rate
Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.3.C, end on the last Business Day of a calendar month;

      (v)  no Interest Period with respect to any Revolving
Loan shall extend beyond the Term Loan Funding Date and no Interest Period with respect to the Term Loan shall extend beyond the Commitment Termination Date;

      (vi) no Interest Period with respect to a particular Loan shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Loans unless the aggregate principal amount of CD Rate Loans and Eurodollar Rate Loans with Interest Periods expiring on such date, together with all Base Rate Loans, equals or exceeds the principal amount required to be paid on the Loans on such date; and

      (vii) there shall be no more than twelve Interest Periods relating to CD Rate Loans or Eurodollar Rate Loans or any combination thereof outstanding at any time.

 D.   Interest Payments.

 Subject to the provisions of subsection 2.3.F, interest shall be payable on the Loans as follows:

      (i) interest on each Base Rate Loan shall be payable in arrears on and to each March 31, June 30, September 30 and December 31, commencing on the first such date to occur after the Closing Date, and at final maturity; and

      (ii) interest on each CD Rate Loan or Eurodollar Rate
Loan shall be payable in arrears on and to each Interest
Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

      (iii) interest in respect of the unpaid principal amount of each Bid Rate Loan shall be payable from the date of incurrence thereof to maturity (whether by acceleration or otherwise) at the rate or rates per annum specified in the Bid Rate Loan Quote accepted by Company in accordance with subsection 2.1.E.(iv).

 E.   Conversion or Continuation.

 Subject to the provisions of subsection 2.8, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans (other than Swingline Loans and Bid
Rate Loans) equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount, from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a CD Rate Loan or a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a CD Rate Loan or a Eurodollar Rate Loan, as the case may be, and the succeeding Interest Period(s) of such continued Loan shall commence on the date of expiration of the Interest Period of the Loan to be continued; provided, however, that a CD
Rate Loan or a Eurodollar Rate Loan may only be converted into a Loan bearing interest by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; further provided that no outstanding
Loan may be continued as, or be converted into, a CD Rate
Loan or a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing.

 Company shall deliver a Notice of
Conversion/Continuation to Agent no later than 1:00 P.M.
(New York time) at least one Business Day in advance of the proposed conversion/continuation date in the case of a conversion to a Base Rate Loan or a CD Rate Loan and at least three Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or continuation of, a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall certify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount of the Loan to be
converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of conversion to or continuation of a CD Rate Loan or a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of conversion to or continuation of a CD Rate Loan or a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.3.E;
provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. If Company has failed to timely deliver a Notice of Conversion/Continuation for conversion to, or continuation of, a CD Rate Loan or a Eurodollar Rate Loan, Company shall be deemed to have delivered to Agent a Notice of Conversion/Continuation to convert such CD Rate Loan or Eurodollar Rate Loan, as the case may be, to a Base Rate Loan.

 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to in this subsection 2.3.E that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.3.E, and upon conversion/continuation in accordance with this Agreement pursuant to any such telephonic notice, Company shall have effected a conversion or continuation, as the case may be, hereunder.

 Except as otherwise provided in subsection 2.8, a Notice of Conversion/Contin- uation for conversion to, or continuation of, a CD Rate Loan or a Eurodollar Rate Loan
(or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to convert or continue in accordance therewith.

 F.   Post-Maturity Interest.

 Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due and any fees in respect of Letters of Credit payable pursuant to subsection 2.5.B not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the rate of interest otherwise payable under this Agreement;
provided that any unpaid principal or, to the extent permitted by applicable law, interest payments in respect of the Bid Rate Loans shall bear interest at a rate that is 2% per annum in excess of the rate of interest borne by Base Rate Loans.

 G.   Computation of Interest.

 Interest on the Loans and on the fees payable pursuant to subsection 2.5 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day s interest shall be paid on that Loan.

2.4.  Letters of Credit

 A.   Letters of Credit.

 In addition to Company requesting that Lenders make
Loans pursuant to subsection 2.1.A Company may request, in accordance with the provisions of this sub- section 2.4, that one or more Issuing Lenders issue Letters of Credit for the account of Company; provided that Company shall not request that any Lender issue any Letter of Credit if, after giving effect to such issuance (i) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect, as the amount available under the Revolving Loan Commitments may be limited from time to time pursuant to subsection 2.1.A, or
(ii) the Letter of Credit Usage would exceed $25,000,000.
In no event shall Company request that any Letter of Credit be issued to the extent that Company would be able to arrange for such letter of credit to be issued pursuant to the Separate Letter of Credit Facility. The commitment of each Issuing Lender to issue Letters of Credit pursuant to this subsection 2.4.A is herein called its Letter of Credit Commitment and such commitments of the Issuing
Lenders collectively are herein called the Letter of Credit Commitments . The original amount of the Letter of Credit Commitment is $25,000,000 and shall expire on the date occurring three months prior to the Term Loan Funding
Date, after which date no Letter of Credit shall be issued hereunder. In no event shall any Issuing Lender issue any Letter of Credit having an expiration date later than the earlier of (y) the Term Loan Funding Date and (z) the date which is one year from the date of issuance of such Letter of Credit; provided that this clause (z) shall not prevent such Issuing Lender from agreeing that a Letter of Credit will automatically be extended for a period not to exceed one year unless such Issuing Lender elects not to extend for such additional period. Each Letter of Credit issued pursuant to this subsection 2.4 shall be in a minimum stated amount of at least $25,000.

 Any Existing Letters of Credit issued pursuant to the Old
Credit Agreement and outstanding as of the Closing Date shall for all purposes of this Agreement be deemed to have been issued under and pursuant to the terms of this Agreement.

 The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.4 shall be given effect in the calculation of the Total Utilization of Revolving Loan
Commitments and shall require the satisfaction of each condition set forth in subsection 3.1 and 3.3.

 Immediately upon the issuance of each Letter of Credit, Agent shall promptly notify each Lender of such issuance and each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender s Pro Rata
Share (determined by reference to the Revolving Loan
Commitments of the Lenders) of the maximum amount which is or at any time may become available to be drawn thereunder.

 Each Letter of Credit may provide that the Issuing Lender may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an amount sufficient to secure payment to the beneficiary of the Letter of Credit if conditions to such payment are satisfied, which amount shall be returned to the Issuing Lender for distribution to Lenders (or, if all Letters of Credit have been cancelled and all Obligations shall have been indefeasibly paid in full, to Company) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing
Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Lender under the related Letter of Credit.

 B.   Notice of Issuance.

 Whenever Company desires to cause the issuance of a Letter of Credit, Company shall deliver to Agent a Notice of Request for Letter of Credit no later than 11:00 A M.
(New York time) at least five Business Days in advance of the proposed date of issuance or such shorter time as may be agreed to by any Issuing Lender in any particular instance. The notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the stated amount of the Letter of Credit, (iii) the effective date of the Letter of Credit, (iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary, and shall include such other documents or materials as the Issuing Lender may reasonably request, (vi) the Benefitted subsidiary or Benefitted Subsidiaries, if any, with respect to such Letter of Credit and the amount inuring to the benefit of each such Benefitted Subsidiary, and (vii) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions, including a precise description of any documentation required to be complied with by the beneficiary which, if complied with by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in any such documentation; provided further that the Issuing Lender shall not be required to issue any Letter of Credit that by its terms requires payment thereunder against a conforming draft on the same business day (under the laws of the jurisdiction of the Issuing Lender) that such draft is presented if such presentation is made after 11:00 A.M. in the time zone of the Issuing Lender on such business day.

 As soon as practicable after delivery of such Notice of Request for Letter of Credit, the Issuing Lender for such Letter of Credit shall be determined as provided in this subsection. Promptly upon the issuance or amendment of a Letter of Credit, Agent shall notify each other Lender of the issuance or amendment, the Issuing Lender therefor and the amount of each such other Lender s respective participation therein determined in accordance with subsection 2.4.D.

 Upon receipt by Agent of a notice from Company pursuant to this subsection 2.4.B requesting the issuance of a Letter of Credit, in the event Bankers elects to issue such Letter of Credit, in its sole discretion, Agent shall so notify
Company and Bankers shall be the Issuing Lender with respect thereto. In the event that Bankers elects not to issue such Letter of Credit, Bankers shall promptly so notify
Company and Company may request First Chicago to issue such Letter of Credit. If First Chicago is requested to issue such Letter of Credit, it shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and it shall be the Issuing
Lender with respect to such Letter of Credit in the event it elects to issue such Letter of Credit. In the event that both Bankers and First Chicago shall have declined to issue such Letter of Credit, notwithstanding the prior election of each of Bankers and First Chicago not to issue such Letter of Credit, each of Bankers and First Chicago shall be obligated to issue a Letter of Credit in a maximum aggregate amount available for drawing equal to such Lender s proportionate share (based upon the relative Pro
Rata Shares of such Lenders) of the Letter of Credit requested by Company and each such Lender shall be an Issuing Lender with respect to the Letter of Credit issued by it. Each Issuing Lender which elects to issue a Letter of Credit shall promptly give written notice to Agent and each other Lender of the information required under clauses
(i)-(iv) of the first paragraph of this subsection 2.4.B relating to such Letter of Credit.

 C.   Payment of Amounts Drawn Under Letters of Credit.

 In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documentation required to be delivered under such Letter of Credit has been delivered and that it complies on its face with the requirements of such Letter of Credit. In the event the Issuing Lender has determined to honor such a request for drawing, such Issuing Lender shall notify Company and Agent on or before the date on which such Issuing Lender intends to honor such drawing, and Company shall reimburse such Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding (i) unless prior to the close of business of the Business Day immediately preceding the date of such drawing (a) Company shall have notified Agent and Issuing Lender that it intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans or (b) Company shall have delivered a Notice of Borrowing requesting Revolving
Loans in an amount equal to the amount of such drawing, Company shall be deemed to have delivered a Notice of Borrowing to Agent requesting Lenders to make Revolving
Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing to be used to reimburse such drawing, and
(ii) Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing to be made in accordance with subsection 2.1.A and 2.7.B, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; provided further that, if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on such date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.5.B.(ii).

 D.   Payment by Lenders.

 If Company shall fail to reimburse an Issuing Lender, for any reason, as provided in subsection 2.4.C (including, without limitation, by means of the making of Revolving
Loans by Lenders pursuant to the terms of subsection
2.4.C) in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit, such Issuing Lender shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender s respective participation therein based on such Lender s Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day after the date notified by such Issuing Lender. If any Lender fails to make available to such Issuing Lender the amount of such Lender s participation in such Letter of Credit as provided in this subsection 2.4.D, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Agent for the correction of errors among banks for one Business Day and thereafter at the Base Rate. Nothing in this subsection 2.4.D shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.4.D if it is determined by a court of competent jurisdiction that the payment with respect to such Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.4.D with respect to any Letter of Credit, such other Lender s Pro Rata Share of all payments received by such Issuing Lender from Company in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit when such payments are received.

 E.   Obligations Absolute.

 The obligation of Company to reimburse each Issuing
Lender for drawings made under the Letters of Credit and to repay any Revolving Loans made by Lenders pursuant to and in accordance with subsection 2.4.C and the obligations of Lenders under subsection 2.4.D shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

      (i) any lack of validity or enforceability of any Letter of Credit;

      (ii) the existence of any claim, set-off, defense or other right which Company or a Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, any Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

      (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

      (iv) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

      (v) any adverse change in the condition (financial or otherwise) of Company or any of its Subsidiaries;

      (vi)  any breach of this Agreement or any other Loan
Document by any Credit Party;

      (vii) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

      (viii)  the fact that an Event of Default or a Potential
Event of Default shall have occurred and be continuing.

 F.   Indemnification; Nature of Issuing Lenders  Duties.

 In addition to amounts payable as elsewhere provided in this subsection 2.4, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees and disbursements of counsel) that such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of such Issuing Lender or (ii) the failure of such Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called Government Acts ). Each Lender, proportionately to its Pro Rata Share, severally agrees to indemnify such Issuing Lender to the extent such Issuing
Lender shall not have been reimbursed in accordance with the terms of the Loan Documents for drawings under any Letter of Credit, for and against any of the foregoing claims, demands, liabilities, damages, losses, costs, charges and expenses to which such Issuing Lender is entitled to reimbursement under the Loan Documents.

 As between Company and each Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of such Letters of Credit by, the beneficiary or beneficiaries of each Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible (absent gross negligence or willful misconduct of such Issuing Lender (as determined by a court of competent jurisdiction)) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with any Notice of Request for Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts, and none of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender s rights or powers hereunder.

 G.   Additional Payments.

 If by reason of (a) any change in any applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application thereof by any judicial or regulatory authority or (b) compliance by any Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

      (i) such Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this subsection 2.4, whether directly or by such being imposed on or suffered by such Issuing Lender or any Lender;

      (ii) any reserve, special deposit, premium, Federal
Deposit Insurance Corporation assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

      (iii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection
2.4, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to directly or indirectly reduce the amount receivable in respect thereof by such Issuing Lender or any Lender, then and in any such case such Issuing Lender or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Company and Agent, and Company shall pay on demand such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Base Rate plus 2% per annum.
The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.4.G as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

2.5.  Fees

 A.   Commitment Fees.

 Company agrees to pay to Agent for distribution to each Lender in proportion to such Lender s Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date, to and excluding the Term Loan Funding Date, equal to the average of the daily excess of the Loan Commitments over the sum of the aggregate principal amount of Revolving
Loans and Swingline Loans outstanding and the Letter of Credit Usage, multiplied by the Applicable Commitment
Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears each March
31, June 30, September 30 and December 31 commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

 B.   Letter of Credit Fees.

 Company agrees to pay the following amounts to each Issuing Lender with respect to each Letter of Credit issued by such Issuing Lender:

      (i) a commission equal to the Applicable Letter of Credit Fee Percentage multiplied by the maximum amount available from time to time to be drawn under any Letter of Credit, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon expiration of such Letter of Credit and calculated on the basis of a 360-day year and the actual number of days elapsed to be applied as follows: .1875% of the maximum amount available under each Letter of Credit shall be distributed to the Issuing Lender thereof, and the remainder of such commission shall be distributed to each Lender (including the Issuing Lenders) in proportion to such Lender s Pro
Rata Share of the Revolving Loan Commitments;

      (ii) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by Company (including any such reimbursement derived from the proceeds of Revolving
Loans made pursuant to subsection 2.4.C) at a rate that is at all times equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Base
Rate Loans; and

      (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clause (a) above), documentary and processing charges in accordance with such Issuing Lender s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be, or as otherwise agreed by such Issuing Lender.

Promptly upon receipt by such Issuing Lender of any amount described in clauses (ii) or (iii) of this subsection
2.5.B with respect to a Letter of Credit, such Issuing Lender shall distribute to each Lender which has purchased a participation in such Letter of Credit pursuant to subsection
2.4.A, its Pro Rata Share of such amount.

 C.   Facility Fees.

 Company agrees to pay to Agent, for distribution to each Lender in proportion to such Lender s Pro Rata Share of (i) the Revolving Loan Commitments, facility fees for the period from and including the Closing Date to and excluding the Term Loan Funding Date, equal to the daily amount of the Revolving Loan Commitments and (ii) the Term Loans, facility fees for the period from the Term
Loan Funding Date to but excluding the Commitment
Termination Date, equal to the aggregate principal amount of the Term Loans outstanding on each day, in either case multiplied by the Applicable Facility Fee Percentage, such facility fee to be calculated on the basis of 360-day year and the actual number of days elapsed and to be payable quarterly in advance on the Closing Date and on each March 31, June 30, September 30 and December 31, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

 D.   Other Fees.

 Company agrees to pay to Agent such fees in the amounts and at the times separately agreed upon between Company and Agent. Company agrees to pay to Continental Bank upon its appointment as Bid Rate Loan Agent and Trustee a fee for services provided by Bid Rate Loan Agent and Trustee hereunder in the amounts and at the times separately agreed upon between Company and Continental
Bank.

 E.   Determination of Applicable Fee Percentage.

 On each Pricing Level Calculation Date, commencing with the first such date to occur after the end of the fiscal quarter of Company immediately succeeding the Closing Date, the Pricing Level in effect for the Pricing Period commencing on such Pricing Level Calculation Date and continuing for the term of the Pricing Period that begins on such Pricing
Level Calculation Date shall be the applicable Pricing
Level that is determined by reference to the definitions of Pricing Level I, Pricing Level II and Pricing Level III, subject to the proviso to the definition of Pricing Level. Notwithstanding the fact that the actual calculation of the applicable Pricing Level for a Pricing Period to commence during the first fiscal quarter of Company s fiscal year may be performed on a date subsequent to the Pricing Level Calculation Date occurring in such quarter, such Pricing
Period shall commence on such Pricing Level Calculation
Date. Upon the actual calculation of the applicable Pricing Level for the Pricing Period commencing during the first fiscal quarter of Company s fiscal year, adjustments to the amount of accrued fees shall be made to reflect retroactive application of the applicable Pricing Level to the first day of such Pricing Period.

 F.   HLT Classification Period and HLT Fees.

 Agent shall notify Company and Lenders of the commencement of any HLT Classification Period, and Company shall pay to Agent for distribution to Lenders in accordance with their Pro Rata Shares, a fee equal to 1-1/4% of (i) during the Revolving Period, the Revolving Loan Commitments as in effect on the later of the Closing Date and the date occurring ninety days prior to the HLT Classification Date for which such notice was given and (ii) for the Term Period, the Term Loans outstanding on the HLT Classification Date for which such notice was given, which fee shall be due and payable in five equal installments commencing on the date that is 180 days after the relevant HLT Classification Date and on each date that occurs each three months thereafter until paid in full; provided that no such fee shall be payable at any time that the Commitments have been terminated and the Obligations paid in full or if no HLT Classification Period is in effect. Nothing herein contained shall be construed to impose on Agent any duty to determine that an HLT Classification Period has commenced.

2.6.  Prepayments and Payments: Reductions in
Commitments

 A.   Voluntary Prepayments.

 Company may, upon not less than one Business Day s prior written or telephonic notice confirmed in writing to Agent (which notice Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time prepay any Loans in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount
(or, with respect to Swingline Loans only, in an aggregate minimum amount of $100,000); provided, however, that a Eurodollar Rate Loan or a CD Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company tenders to Agent at the time of such prepayment the payment of all amounts required to be paid by subsection 2.8.B. Company may not prepay any Bid Rate Loan without the consent of the applicable
Lender. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date. During the Revolving Period, Company may elect to apply such voluntary prepayment to the outstanding Loans without such prepayment effecting a reduction of the Revolving Loan Commitments. In the event that Company does not specify the Loan to which a prepayment is to be applied, such prepayment shall be applied to the full extent thereof pro rata to outstanding
Swingline Loans and Revolving Loans that are Base Rate
Loans, then to Eurodollar Rate Loans or CD Rate Loans, as determined by Agent, and then to cash collateralize outstanding Letters of Credit. During the Term Period, such voluntary prepayment shall be applied to prepay outstanding Term Loans to the full extent thereof, first to the next two immediately succeeding Scheduled Term
Loans Principal Payments in their respective order of maturity and then pro rata to the remaining Scheduled Term
Loans Principal Payments.

 B.   Mandatory Prepayments and Reduction of Revolving
Loan Commitments.

      (i)  Prepayment Events.

           (a) Prepayments and Reductions from Asset Sales. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale (including Cash Proceeds in respect of principal payments received on promissory notes received in connection with Asset Sales occurring on or after the date hereof), Company shall prepay the Loans in an amount equal to the Net Cash Proceeds of such Asset
Sale that constitute Aggregate Excess Proceeds.
Concurrently with the making of any prepayment or reduction pursuant to this subsection 2.6.B.(i)(a), Company shall deliver an Officers Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of the correlative Asset Sale. In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment or commitment reduction pursuant to this subsection 2.6.B.(i)(a), determine that the prepayments and/or Commitment reductions previously made in respect of such Asset Sale were in an aggregate amount less than required by the terms of this subsection 2.6.B.(i)(a), Company shall promptly make an additional prepayment of the Loans and reduce the Revolving Loan Commitments and cash collateralize outstanding Letters of Credit) in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver an Officers Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit.

           (b) Prepayments and Reductions Due to Insurance Proceeds. No later than the fifth Business Day following the date of receipt by Company or any of its Subsidiaries of any Insurance Proceeds or Condemnation Proceeds that constitute Aggregate Excess Proceeds, Company shall prepay the Loans in an amount equal to the aggregate amount of such Insurance Proceeds or Condemnation
Proceeds that have not then been applied to reimburse Company or its Subsidiaries for investments previously made in corresponding Productive Assets, in the manner specified in subsection 2.6.B.(ii)(a).

           (c)  Prepayments Due to Reductions of Revolving
Loan Commitments. Company shall make prepayments of Revolving Loans and Swingline Loans so that the Total
Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

      (ii) Application of Certain Prepayments and Reductions of Revolving Loan Commitments.

           (a) Application by Type of Loans and Order of Maturity. Amounts prepaid pursuant to subsection 2.6.B.(i)(a)-2.6.B.(i)(b) shall be applied as follows: during the Revolving Period, any such prepayment shall be applied first, to the full extent thereof to outstanding Revolving Loans that are Base Rate Loans, second to the full extent thereof to Eurodollar Rate Loans or CD Rate Loans, third to the full extent thereof to Swingline Loans, fourth to the full extent thereof to prepay or cash collateralize Bid Rate Loans (at the election of the Lenders who have made such Bid Rate Loans), and fifth to the full extent thereof to cash collateralize outstanding Letters of Credit; and during the Term Period, any such prepayment shall be applied to prepay Term Loans to the full extent thereof, first to the next two immediately succeeding Scheduled Term Loans Principal Payments in their respective order of maturity and then pro rata to the remaining Scheduled Term Loans
Principal Payments; provided that, following an acceleration of the Obligations pursuant to Section 7, and until such acceleration may have been rescinded or annulled, all such prepayments shall be applied pro rata to the outstanding Loans and then to cash collateralize Letters of Credit.

           (b) Application to Principal and Interest of Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to the payment of interest before application to principal. Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to CD Rate Loans or Eurodollar Rate Loans.

 C.   Manner and Time of Payment.

 All payments by Company of principal, interest, reimbursements, fees and other Obligations hereunder and under the Notes shall be made without defense, set-off or counterclaim and in same day funds and delivered to Agent not later than 2:00 p.m. (New York time) on the date due at its office located at One Bankers Trust Plaza, New York,
New York for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid on the next succeeding Business Day.
Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, reimbursements, fees and expenses due hereunder (subject to sufficient funds being available in its respective accounts for that purpose).

 D.   Apportionment of Payments.

 Aggregate principal and interest payments shall be apportioned among all out- standing Loans (other than Swingline Loans and Bid Rate Loans) and fees to which such payments relate, in each case proportionately to Lenders respective Pro Rata Shares. Reimbursement payments in respect of Letters of Credit shall be paid over by Agent to the Issuing Lender who issued the respective Letter of Credit. Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees and compensation amounts of such Lender when received by Agent pursuant to subsection 2.5. Notwithstanding the foregoing provisions of this subsection 2.6.D if, pursuant to the provisions of subsection 2.8, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base
Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

 E.   Payments on Business Days.

      Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

 F.Notation of Payment.

      Each Lender agrees that before disposing of any Loan recorded for such Lender s benefit in the Register, or any part thereof (other than by granting participations therein), such Lender will make a notation in such Lender s internal register of all Loans made in respect thereof and principal payments previously made thereon and of the date to which interest thereon has been paid, and will notify Company and Agent of the name and address of the transferee of such Loan or portion thereof; provided that the failure to make (or any error in the making of) a notation of any Loan or to notify Company and Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Company hereunder with respect to any Loan and payments of principal or interest on any such Loan.

 G.   Voluntary Reductions of Revolving Loan
Commitments.

 Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan
Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction.

 Company shall give not less than one Business Day s prior written notice to Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Agent shall notify each Lender of the proposed termination or reduction. Such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company s notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its applicable Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000, and integral multiples of $500,000 in excess of that amount.

 H.   Mandatory Reductions of Revolving Loan
Commitments.

 The Revolving Loan Commitments shall be permanently reduced on each date that Company is required to make mandatory prepayments of Loans (or would be required to prepay Loans if Loans were outstanding) pursuant to subsection 2.6.B in the full amount of the Net Cash
Proceeds, Insurance Proceeds or Condemnation Proceeds received by Company or any of its Subsidiaries in the amount that would be required to be applied to repay Loans if Loans in at least such amount were outstanding. To the extent that, as of any date of determination, Letter of Credit Usage exceeds the Revolving Loan Commitments then in effect, Company shall use its best efforts to obtain such substitute letters of credit and surrender to the Issuing Lenders thereof for cancellation the Letters of Credit being replaced, as may be necessary to reduce Letter of Credit
Usage to an amount not in excess of the Revolving Loan Commitments. In the event that Company is unable to arrange for such substitution and cancellation of Letters of Credit on or before a date of determination, Company shall cash collateralize the Letters of Credit in an amount not less than the difference between the Revolving Loan
Commitments and the Letter of Credit Usage.

2.7.  Use of Proceeds

 A.   Term Loans.

 The proceeds of the Term Loans shall be applied by Company to repay in full the principal amount of all Loans made pursuant to the Revolving Loan Commitments outstanding on the Term Loan Funding Date.

 B.   Revolving Loans Swingline Loans and Bid Rate
Loans.

 The proceeds of the Revolving Loans made on the Closing
Date shall be used to repay the obligations of Company and its Subsidiaries arising under the Old Credit Agreement.
The proceeds of the Revolving Loans, the Swingline Loans and the Bid Rate Loans shall also be used, and Company shall cause such proceeds to be used, only for Company s general corporate purposes, which may include the repayment of the Swingline Loans pursuant to subsection
2.1.B, the payment of the Bid Rate Loans, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing
Lender as provided in subsection 2.4.D the payment of fees, costs and expenses payable by Company pursuant to the Old Credit Agreement and this Agreement, the making of intercompany loans to Company s Subsidiaries for their own general corporate purposes and the repurchase from the holders thereof of any Commercial Paper.

 C.   Letters of Credit.

 Letters of Credit shall be issued solely for the purposes
specified in the definition of Letters of Credit.   D.   Margin
Regulations.

 No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

 E.   Benefits to Subsidiaries.

 In consideration of the issuance of the Subsidiary
Guaranties, Company agrees to make certain of the benefits of the Revolving Loans, Bid Rate Loans, Swingline Loans and Letters of Credit available to the Subsidiaries of Company executing and delivering such Subsidiary
Guaranties.

2.8.  Special Provisions Governing CD Rate Loans and
Eurodollar Rate Loans

 Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to CD Rate Loans and Eurodollar Rate Loans as to the matters covered:

 A.   Increased Costs, Illegality, etc.

      (i) In the event that any Lender, including Agent, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (a) and (b)(y) below, shall be made only after consultation with Company and Agent):

           (a) on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate so that the determined rate will not adequately and fairly reflect the costs of the Lender making the relevant Eurodollar Rate Loan; or

           (b) at any time, that such Lender shall incur increased costs or reductions in the amounts or in the rate of return received or receivable hereunder with respect to any Loan bearing interest by reference to the Adjusted Eurodollar Rate because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order whether or not having the force of law (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate); (y) any other circumstances affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market and/or (z) the maintenance of reserves not reflected in the determination of the Adjusted Eurodollar Rate, as the case may be; or

           (c) at any time, that the making or continuance of any Loan has become unlawful as a result of compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

 then, and in any such event, such Lender on such date may give notice (by telephone, confirmed in writing) to Company and to Agent of such determina- tion (which notice Agent shall promptly transmit to each of the other
Lenders). Thereafter (x) in the case of clause (a) above, Eurodollar Rate Loans shall no longer be available until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice by Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation pursuant to subsections 2.1.B or 2.3.E respectively, given by Company with respect to such Loans which have not yet been incurred shall be deemed rescinded by Company, (y) in the case of clause (b) above, Company shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Company by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (c) above, Company shall take one of the actions specified in subsection 2.8.A.(ii) as promptly as possible and, in any event, within the time period required by law.

      (ii) At any time that any Loan is affected by the circumstances described in subsection 2.8.A (an Affected Loan ), Company may (and in the case of an Affected Loan pursuant to subsection 2.8.A.(i)(c) shall) either (a) if the Affected Loan is then being made pursuant to a Notice of Borrowing or being converted or continued pursuant to a Notice of Conversion/Continuation, cancel said Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, by giving Agent telephonic notice (confirmed promptly in writing) thereof on the same date that Company was notified by a Lender pursuant to subsection 2.8.A, or (b) if the Affected Loan is then outstanding, upon at least three Business Days notice to Agent, require the Lender (the Affected Lender ) who has made such
Affected Loan to convert each such Affected Loan into a Base Rate Loan; provided that if more than one Lender is affected at any time, then all Affected Lenders must be treated in the same manner pursuant to this subsection 2.8.A.(ii).

 B.   Compensation.

 Company shall compensate each Lender, upon written request to Company by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its CD
Rate Loans or Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds) such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any CD Rate Loans or Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation (whether or not withdrawn by Company or deemed withdrawn pursuant to subsections
2.8.A) or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.3.E, (ii) if any repayment or conversion of any of its CD Rate Loans or Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to such Loan, (iii) if any repayment of any of its CD Rate Loans or Eurodollar Rate Loans is not made on any date specified in a notice of repayment given by Company, or (iv) as a consequence of (y) any other default by Company to repay its CD Rate Loans or Eurodollar Rate Loans when required by the terms of this Agreement or (z) an election made pursuant to subsection 2.8.A.

 C.  Eurodollar Rate Taxes and Tax Withholding.

 Promptly upon notice from any Lender to Company, Company will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Adjusted Eurodollar Rate and/or the provisions of this Agreement relating to the Adjusted Eurodollar Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Adjusted Eurodollar Rate
(all such taxes, levies, costs and charges being herein collectively called Eurodollar Rate Taxes ), without duplication of such amounts reflected in the calculation of the Adjusted Eurodollar Rate performed in accordance with the definition thereof contained herein; provided that Eurodollar Rate Taxes shall not include: taxes imposed on or measured by the overall net income of such Lender
(whether gross or net income) by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall income of any foreign branch, operation or subsidiary of such Lender (whether gross or net income) by any foreign country or subdivision thereof in which such branch, operation or subsidiary is doing business or any withholding taxes imposed by the United States of America with respect to the payment of interest. Company shall also pay such additional amounts equal to increases in taxes payable by such Lender described in the foregoing proviso which increases are attributable to payments made by Company described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Company will, at the request of such Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender, that Company have met their obligations under this subsection 2.8.C.
Company will indemnify each Lender against, and reimburse each Lender on demand for, any Eurodollar Rate Taxes, as determined by such Lender in its good faith discretion. Such Lender shall provide Company with appropriate receipts for any payments or reimbursements made by Company pursuant to this clause (ii) of subsection 2.8.C. Notwithstanding the foregoing, Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this subsection on account of such deductions or withholding) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender (i) who is a domestic corporation (as such term is defined in Section
7701 of the Internal Revenue Code of 1986, as amended) for federal income tax purposes or (ii) who has the Prescribed Forms on file with Company for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms; provided that if Company shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax. Company agrees to indemnify any Lender referred to in the previous sentence who has the Prescribed Forms on file with Company (but in respect of which, despite the filing of such Prescribed Forms, deduction or withholding of taxes is required) for such taxes referred to above other than taxes of the type excluded from the definition of Eurodollar Rate Taxes in such amounts as may be necessary so that such Lender receives payment of all amounts due hereunder as provided for herein, after giving effect to the tax effect of all such deductions and withholding.

 D.   Booking of Eurodollar Rate Loans.

 Any Lender may make, carry or, provided that such transfer will not result in increased cost to Company under this subsection 2.8, transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of such Lender; provided that each Lender agrees that upon the occurrence of any event giving rise to the operation of subsections 2.8.A.(i)(b) or 2.8.A.(i)(c) with respect to such Lender, such Lender will if so requested by Company use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for any Affected Loans with the objective of avoiding the consequence of the event giving rise to the operation of such subsections, but only if, in the sole judgment of such Lender, such designation would not be otherwise disadvantageous to such Lender. Nothing in this proviso shall affect or postpone any of the obligations of Company or the rights of any Lender pursuant to subsections 2.8.A or 2.8.C, and Company hereby agrees to pay all expenses incurred by any Lender in designating and using another lending office pursuant to this proviso.

 E. Assumptions Concerning Funding of CD Rate Loans and Eurodollar Rate Loans.

 Calculation of all amounts payable to a Lender under this subsection 2.8 shall be made as though such Lender had actually funded its relevant CD Rate Loan through the issuance of a certificate of deposit by one of its domestic offices bearing interest by reference to the Adjusted Certificate of Deposit Rate in an amount equal to the amount of the CD Rate Loan and having a maturity comparable to the relevant Interest Period or had funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest by reference to the Adjusted Eurodollar Rate in an amount equal to the amount of the Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America, as the case may be; provided, however, that each Lender may fund each of its CD Rate
Loans and Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.8.

 F.   CD Rate Loans and Eurodollar Rate Loans After
Default.

 After the occurrence of and during the continuance of a Potential Event of Default or Event of Default, Company may not elect to have a Loan be made or maintained as, or converted to, a CD Rate Loan or a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for such Loan.

 G.   Replacement Lender

 In the event Company becomes obligated to pay any material additional amounts to any Lender pursuant to subsections 2.8.A.(i)(b), 2.8.C or 2.9, or it becomes illegal for any Lender to continue to fund or to make Eurodollar Loans pursuant to subsection 2.8.A.(i)(c), as a result of any event or condition described in any such subsection, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality, Company may designate a substitute lender acceptable to Agent (such lender herein called a Replacement Lender ) to purchase such Lender s rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amounts payable to such Lender hereunder, plus any accrued and unpaid interest on such amount and accrued and unpaid fees in respect of Lender s Commitment. Upon such purchase by Replacement Lender and payment of all other amounts owing to the Lender being replaced hereunder, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

2.9.  Capital Adequacy Adjustment

 If any Lender shall have determined that the adoption or effectiveness, after the date hereof, of any applicable law, rule or regulation (or any provision thereof), regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen days after demand (given in writing or by telephone and confirmed in writing) by such Lender (with a copy to Agent), Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.9, will give prompt written notice thereof to Company, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any obligation of Company to pay additional amounts under this subsection 2.9.

2.10. Pledge and Guaranties

 To secure the full performance of the Obligations, Company shall grant to Agent on behalf of Lenders a duly perfected, first priority Lien on all shares of capital stock now owned or hereafter acquired by Company in Easco (to be held until Easco delivers to Agent its duly executed Subsidiary Guaranty in accordance with subsection 5.7, whereupon the pledge will be terminated) and each Guarantor shall have executed and delivered to Agent on behalf of Lenders, its Subsidiary Guaranty.

2.11. Additional Lenders

 By due execution and delivery of a written instrument acceptable to and signed by Company, Agent and the financial institution party thereto, such financial institution ( Additional Lender ) may become a party to this Agreement and become a Lender for all purposes hereof and become entitled to all benefits and rights and subject to all duties and obligations hereunder and the other Loan Documents to the same extent as if it had executed copies hereof; provided that the amount of the Commitments of such Additional Lender shall be $15,000,000. Agent shall give written notice of such Additional Lender becoming a Lender hereunder to all other parties hereto reasonably promptly after such written instrument becomes effective and shall enclose therewith a conformed copy of such written instrument, which shall set forth notice address information of the type appearing on the signature pages hereof. Upon the addition of the Additional Lender and the increase of the aggregate amount of the Commitments, the Pro Rata Share of each Lender shall adjust accordingly.

                            SECTION 3.

             CONDITIONS TO LOANS AND LETTERS OF
CREDIT


 The effectiveness of this Agreement and the obligations of Lenders to make Loans and of Issuing Lenders to issue
Letters of Credit are subject to the satisfaction of all of the following conditions.

3.1.  Conditions to Effectiveness of this Agreement

 The effectiveness of this Agreement is subject to prior or concurrent satisfaction of the following conditions:

 A.   Company Documents.

 On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

      (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the state of its incorporation and each other state in which it is qualified as a foreign corporation to do business, in each case to be dated a recent date prior to the Closing Date and to be supplemented by a bring-down telegram from the respective Secretary of State;

      (ii) Copies of its bylaws, certified as of the Closing
Date by its corporate secretary or an assistant secretary;

      (iii) Resolutions of its board of directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, in form and substance satisfactory to Agent and its counsel, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

      (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan
Documents to which it is a party;

      (v)  Executed originals of this Agreement and the other
Loan Documents to which it is a party; and

      (vi) Such other documents as Agent may reasonably request.

 B.   Delivery of Subsidiary Documents.

 On or before the Closing Date, each of the Material
Subsidiaries shall have delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) each, unless otherwise noted, dated as of the Closing Date:

      (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the state of its incorporation and each state in which it has material operations in each case dated a recent date prior to the Closing Date;

      (ii) Copies of its bylaws, certified as of the Closing
Date by its corporate secretary or an assistant secretary;

      (iii) Resolutions of its board of directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party, in form and substance satisfactory to Agent and its counsel, each certified as of the Closing Date by its corporate secretary or an assistant sec- retary;

      (iv) Signature and incumbency certificates of its officers executing each Loan Document to which it is a party;

      (v) Executed copies of each Loan Document to which it is a party; and

      (vi) Such other documents as Agent may reasonably request.

 C.   Delivery of Compliance Certificate.

 Company shall have delivered to Agent a Compliance
Certificate as at the most recently ended fiscal quarter of Company, substantially in the form of Exhibit VI annexed hereto, dated as of the Closing Date in form and substance satisfactory to Agent.

 D.   Fees.

 Company shall have paid to Agent for distribution (as appropriate) to Agent and Lenders the fees payable on the Closing Date, together with all fees and expenses payable pursuant to subsection 9.2.

 E.   Opinions of Credit Parties  Counsel.

 Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom, counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in
Exhibit VIII annexed hereto, and as to such other matters as Agent or Requisite Lenders may reasonably request.

 F.   Opinions of Agent s Counsel.

 Lenders shall have received an originally executed copy of one or more favorable written opinions of O Melveny &
Myers, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto.

 G.   No Action or Injunction.

 No litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder which Requisite
Lenders shall reasonably determine could have a Material
Adverse Effect.

 H.   No Material Adverse Effect.

 Nothing shall have occurred since the date of the Financial Statements, and no fact or condition not previously known has come to the attention of any Lender, that could, in the reasonable determination of Requisite Lenders, have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Credit Parties, impair the ability of any Credit Party to perform its respective Obligations, or impair the ability of Agent or Lenders to enforce the Obligations.

 I.   Representations and Warranties; Performance of
Agreements.

 Each Credit Party shall have delivered to Agent an Officers Certificate in form and substance satisfactory to Agent to the effect that the representations and warranties contained in Section 4 hereof pertaining to such Credit Parties are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that each such Credit Party shall have performed in all material respects all of its respective obligations which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

 J.   Compliance with Laws.

 Agent shall have been provided with satisfactory evidence that Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders of any federal, state or local governmental authority, including, without limitation, all Environmental Laws, the non-compliance with which could have a Material Adverse
Effect.

 K.   Completion of Proceedings.

 All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

 L.   Old Credit Agreement.

 All action shall have been taken as, in the sole judgment of Agent and its counsel or Requisite Lenders, may be necessary or desirable to terminate the Old Credit
Agreement and the commitments thereunder, and the guaranties, security agreements, pledge agreements, mortgages, deeds of trust, cash collateral agreements, financing statements and all other agreements, documents and instruments entered into in connection therewith, including, without limitation, the payment of all obligations arising under the Old Credit Agreement simultaneously with the making of the initial Loans hereunder, the termination in writing by Company of the commitments thereunder and the release of all collateral and guaranties held therefor.

3.2.  Conditions to Letters of Credit

 The obligation of the Issuing Lenders to issue any Letter of Credit is, in addition to the conditions precedent specified in subsection 3.3, subject to Agent having received on or before the date of issuance of such Letter of Credit in accordance with the provisions of subsection 2.4.B, a Notice of Request for Letter of Credit and all other information specified in subsection 2.4.B, and such other documents as such Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

3.3.  Conditions to All Loans and Letters of Credit

 The obligations of Lenders to make Revolving Loans, Swingline Loans, Bid Rate Loans and Term Loans (which shall not include conversions or continuations of existing
Loans pursuant to subsection 2.3.E or 2.8 or the conversion to Term Loans of Revolving Loans outstanding on the Term Loan Funding Date, but which shall include the portion of such Term Loans the proceeds of which are to be applied to repay Bid Rate Loans or Swingline Loans) and the obligation of each Issuing Lender to issue a Letter of Credit on each Funding Date are subject to the following further conditions precedent:

 A. Agent or Bid Rate Loan Agent, as the case may be, shall have received, in accordance with the provisions of subsection 2.1.C, 2.1.E.(ii) or 2.4.B, as the case may be, before that Funding Date, an originally executed Notice of Borrowing, Bid Rate Loan Quote Request or Notice of
Request for Letter of Credit, as the case may be, in each case signed by the chief executive officer, the chief financial officer or the comptroller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Agent.

 B.   As of such Funding Date:

      (i) The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date except those that by their terms specifically relate only to an earlier date, which shall have been accurate as of such date;

      (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or the issuance of such Letter of Credit that would constitute an Event of Default or a Potential Event of Default (other than the failure to reimburse the Issuing Lender for a drawing under a Letter of Credit in the case of a Notice of Borrowing made to request Revolving Loans the proceeds of which will be applied directly by Agent to reimburse such Issuing Lender for the amount of such unpaid drawing);

      (iii) Each Credit Party shall have performed in all material respects all agreements and satisfied all conditions that this Agreement provides shall be performed by it on or before that Funding Date;

      (iv) No order, judgment or decree of any court, arbitrator or govern- mental authority shall purport to enjoin or restrain any Lender from making the Loans or the Issuing Lender from issuing the Letter of Credit;
      (v) Not more than twenty-five percent of the value of the assets of Company, or of Company and its Subsidiaries on a consolidated basis, shall constitute Margin Stock. The making of the Loans or the issuing of the Letter of Credit requested on such Funding Date shall not violate
Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan or Letter of Credit will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U; and

      (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit
Party that has not been disclosed by Company in writing pursuant to subsection 4.6 or 5.1.I prior to the making of the most recent preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement) or the issuing of the most recent Letter of Credit (or, in the case of the initial Letter of Credit, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Requisite Lenders, would be expected to have a Material Adverse
Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the performance of this Agreement or the making of Loans or the issuing of a Letter of Credit hereunder.

 C. Each time Agent or Bid Rate Loan Agent, as the case may be, is notified by Company of a proposed Loan or issuance of a proposed Letter of Credit, such notification shall be deemed to constitute a representation of Company that each of the conditions set forth in this subsection 3.3 will be satisfied on the Funding Date of the proposed Loan or date of issuance of the proposed Letter of Credit.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

 In order to induce Lenders to enter into this Agreement, Company represents and warrants to each Lender that the following statements are true, correct and complete:

4.1.  Organization, Powers, Good Standing and Business

 A.   Organization and Powers.

 Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform under the Loan Documents, to carry out the transactions contemplated thereby and to issue the Notes, in each case to the extent it is a party thereto.

 B.   Good Standing.

 Each Credit Party is or will as of the Closing Date be in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its present business and operations, except where the failure to be so qualified has not had and will not have a Material Adverse
Effect.

 C.   Subsidiaries.

 All of the Subsidiaries of Company as of the Closing Date are identified in Schedule C annexed hereto. None of the capital stock of the Persons identified on Schedule C is Margin Stock. Each of the Subsidiaries identified on Schedule C is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a Material Adverse Effect. Schedule C correctly sets forth the ownership interest of each Credit Party in each of its Subsidiaries identified therein. Each of the Subsidiaries of Company is a direct or indirect wholly-owned Subsidiary of Company.

4.2.  Authorization of Borrowing, etc.

 A.   Authorization of Borrowing.

 The execution, delivery and performance of the Loan
Documents has been duly authorized by all necessary corporate action by each Credit Party that is a party thereto.

 B.   No Conflict.

 The execution, delivery and performance by each Credit
Party of the Loan Documents, the issuance, delivery and performance of the Notes and any other trans- action contemplated by the Loan Documents do not and will not
(i) violate any provision of law applicable to such Credit Party, the certificate of incorporation or bylaws of such Credit Party or any order, judgment or decree of any court or other agency of government binding on such Credit
Party, violation of which could have a Material Adverse
Effect, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party in a manner that could have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party
(other than Liens granted by Company in the capital stock of Easco in favor of Agent on behalf of Lenders) or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date as set forth on Schedule D annexed hereto.

 C.   Governmental Consents.

 The execution, delivery and performance by each Credit
Party of the Loan Documents to which it is a party, the issuance, delivery and performance of the Notes and the consummation any other transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action in respect of, with or by, any federal, state or other governmental authority or regulatory body, except for filings and approvals which have been made or obtained as set forth on Schedule D hereto and filings and approvals the failure to make or obtain which would not have a Material Adverse Effect. All such consents or approvals from or notices to or filings with any federal, state or other regulatory authorities required to be obtained on or before the Closing Date will have been accomplished in all material respects in compliance with all applicable laws and regulations.

 D.   Binding Obligation.

 Each of the Loan Documents has been duly executed and delivered by each Credit Party that is a party thereto, and is the legally valid and binding obligations of such Credit
Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and subject to the availability of equitable remedies.

4.3.  Financial Condition

 Company has heretofore delivered to Lenders, at Lenders request, the Financial Statements. All such statements were prepared in conformity with GAAP and fairly present the consolidated or consolidating, as the case may be, financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated or consolidating, as the case may be, results of operations and statements of cash flow of Company and its Subsidiaries for each of the periods then ended. Neither Company nor any Subsidiary has (and will not following the funding of the Loans have) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing Financial Statements that could have a Material Adverse Effect.

4.4.  No Material Adverse Change; No Stock Payments

 No event or change has occurred since December 31, 1989 that, in the reasonable judgment of Requisite Lenders, has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. From and after the Closing
Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Junior
Payment or agreed so to do except as permitted by subsection 6.4.

4.5.  Title to Properties; Liens

 Company and its Subsidiaries have good, sufficient and legal title, subject to Permitted Encumbrances to or a leasehold interest, in all the properties and assets reflected in the more recent of (x) the Financial Statements and (y) the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement, except for properties and assets acquired or disposed of since the date of such financial statements and except for such defects that in the aggregate will not have a Material Adverse Effect. All such properties and assets are free and clear of Liens except as permitted by this Agreement.

4.6.  Litigation; Adverse Facts

 There is no action, suit, proceeding, governmental arbitration or governmental investigation (whether or not purportedly on behalf of any Credit Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting any Credit Party or any property of any Credit Party that has, or would be expected to result in, any Material Adverse Effect.

4.7.  Payment of Taxes

 Except to the extent permitted by subsection 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable, except where being contested in good faith or where the non-payment of which would not have a Material Adverse Effect, have been paid when due and payable. Company knows of no proposed tax assessment against any such Person which is not being actively contested by such Person, in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8.  Performance of Agreements

 A. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not in either case have a Material Adverse Effect. Schedule H correctly identifies all credit facilities of Company and its Subsidiaries as of the Closing Date.

 B. No Credit Party is a party or subject to any agreement or instrument which has or will have, in any case or in the aggregate, a Material Adverse Effect.

4.9.  Governmental Regulation

 No Credit Party is subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power
Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

4.10. Securities Activities

 No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.11. Employee Benefit Plans

 A. Company and each ERISA Affiliate are in substantial compliance with all applicable provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan or its assets liability for which would constitute a Material Adverse
Effect, and, to the best knowledge of Company, no facts exist which could give rise to any such actions, suits or claims.

 B. Except as disclosed in Schedule F, within the period of five years ending on the Closing Date, no ERISA Event has occurred, and there is no unpaid liability of Company or any ERISA Affiliate that arose in connection with any ERISA Event that occurred prior to that five-year period. Except as disclosed in Schedule F, no ERISA Event is reasonably expected to occur with respect to any Employee Benefit Plan.

4.12. Certain Fees

 No broker s or finder s fee or commission are or will be payable with respect to the offer, issuance and sale of the Notes or any of the other transactions contemplated hereby or thereby, and Company hereby indemnifies Lenders against and agrees that it will hold Lenders harmless from any claim, demand or liability for broker s or finder s fees alleged to have been incurred in connection with any such offer, issuance and sale, or any of the other transactions contemplated hereby and any expenses, including legal fees, arising in connection with any such claim, demand or liability. No other similar fees or commissions will be payable by any Credit Party for any other services rendered to Company or any of its Subsidiaries ancillary to the transactions contemplated hereby.

4.13. Environmental Protection

 Except as set forth in Schedule G annexed hereto:

 A.   the operations of Company and each of its Subsidiaries
(including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws non-compliance with which could have a Material Adverse Effect;

 B. Company and each of its Subsidiaries have obtained all permits under Environmental Laws necessary to their respective operations, and all such permits are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such permits non-compliance with which could have a Material
Adverse Effect; and

 C. neither Company nor any of its Subsidiaries has any liability (contingent or otherwise) in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries or the existence of any Hazardous Material on, under or about any Facility that could give rise to an Environmental Claim that could have a Material Adverse
Effect.

4.14. Solvency

 Each Credit Party is, and on and after the Closing Date will be, Solvent.

4.15. Patents, Trademarks, Etc.

 Company and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their respective businesses as currently conducted which are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries (taken as a whole). The use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by Company and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Company and its Subsidiaries which is material to either Company and its Subsidiaries. The consummation of the transactions contemplated by this Agreement will not require any consents to be obtained with respect to such patents, trademarks, trade names, copyrights, technology, know-how or processes, the absence of which will in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such patents, trademarks, trade names, copyrights, technology, know-how or processes by Company and its Subsidiaries (taken as a whole).

4.16. Disclosure

 No representation or warranty of any Credit Party contained in any Loan Document or any other document, certificate or written statement furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

4.17. Senior Indebtedness

 The Loans and interest thereon and Company s reimbursement obligations under the Letters of Credit each constitute Senior Debt or Senior Indebtedness as such terms are defined in any indentures or other instruments defining the rights and obligations of all Existing
Indebtedness of Company which by their terms purport to be subordinate in right of payment to any other
Indebtedness of Company.

4.18. Margin Stock

 Not more than twenty-five percent of the value of the assets of Company, or of Company and its Subsidiaries on a consolidated basis, constitutes Margin Stock, and Company intends that its aggregate Investments in Margin
Stock shall at no time exceed twenty-five percent of the value of such assets. No part of the proceeds of any Loan or Letter of Credit will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin
Stock in violation of Regulation U.

SECTION 5.

AFFIRMATIVE COVENANTS


 Company covenants and agrees that, so long as any of the Commitments or the Letter of Credit Commitment shall be in effect and until payment in full of all of the Loans and Notes and other Obligations and the repayment in full of amounts due under, or the cancellation or expiration of, all Letters of Credit and all other amounts owing hereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its respective Subsidiaries to perform, all covenants in this
Section 5.

5.1.  Financial Statements and Other Reports

 Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Company will deliver to
Lenders:

 A. Quarterly Financials: as soon as practicable and in any event within forty-five days after the end of each fiscal quarter (other than fiscal quarters ending on the last day of a fiscal year) ending after the Closing Date in Company s fiscal year, (i) the consolidated balance sheet of Company and its Subsidiaries, and (ii) the consolidating balance sheets of Company and Subsidiaries presented on a basis substantially consistent with the format previously presented to Lenders under the Old Credit Agreement, in each case, as at the end of such period, and (iii) the related consolidated statements of earnings and statements of cash flow of Company and its Subsidiaries, and (iv) the consolidating statements of earnings of Company and its Subsidiaries; in each case, the financial statements shall be certified by the chief financial officer or controller of Company to the effect that they fairly present the financial condition of the respective entity as at the dates indicated and the results of their operations and statements of cash flow subject to changes resulting from audit and normal year-end adjustments, based on their respective normal accounting procedures applied on a consistent basis;

 B. Year-End Financials: as soon as practicable and in any event within ninety days after the end of each fiscal year, (i) the consolidated balance sheet of Company and its Subsidiaries, and (ii) the consolidating balance sheets of Company and its Subsidiaries presented on a basis reasonably satisfactory to Requisite Lenders, in each case, as at the end of such period, and (iii) the related consolidated statements of earnings and statements of cash flow of Company and its Subsidiaries, and (iv) the consolidating statements of earnings of Company and its Subsidiaries and, in the case of items (i) and (iii), as certified by independent public accountants of recognized national standing reasonably acceptable to Agent;

 C. Officers and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subsection 5.1.A and subsection
5.1.B above, (i) an Officers Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance
(as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.5, and 6.6 and, in addition, a written statement of the chief accounting officer, chief financial officer or controller of Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to Company s compliance with subsection 6.5;

 D. Reconciliation Statement: if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subsections A, B or L of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to subsection A, B or L following such change, consolidated financial statements of Company and its Subsidiaries prepared on a pro forma basis, for (i) the current year to the effective date of such change and (ii) the two full fiscal years immediately preceding the fiscal year in which such change is made, as if such change had been in effect during such period;

 E. Accountants Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subsection 5.1.B above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to subsection C above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (ii) of such subsection C above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

 F. Audit Reports: promptly upon receipt thereof, copies of all reports submitted to Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of Company made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

 G. SEC Filings: promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by Company or any Subsidiary to the public concerning material developments in the business of Company and its Subsidiaries;

 H. Events of Default: promptly upon any officer of Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential
Event of Default, (ii) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (iii) of any condition or event which would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items
1, 2, 4 and 5 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (iv) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries (taken as a whole), an Officers Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

 I. Litigation: promptly upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Company to Lenders, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which in either case, if adversely determined, could have a Material
Adverse Effect, Company shall give notice thereof the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable Lenders and their counsel to evaluate such matters;

 J. ERISA Events: promptly upon becoming aware of the occurrence of any ERISA Event that could result in liability that would constitute a Material Adverse Effect, a written notice specifying the nature thereof, what action Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by and any notices received from the Internal Revenue Service, the Department of Labor, the PBGC or a Multiemployer Plan sponsor with respect thereto;

 K. Financial Plans: as soon as practicable and in any event by the fifteenth day following the last day of each fiscal year of Company, a consolidated plan and financial forecast, prepared in accordance with Company s normal accounting procedures applied on a consistent basis, for the next succeeding fiscal year of Company and its Subsidiaries, including, without limitation, (i) a forecasted consolidated balance sheet and a consolidated statement of earnings and a consolidated statement of cash flows of Company for such fiscal year, (ii) forecasted consolidated balance sheets, statement of earnings and retained earnings, and cash flows of Company for each fiscal quarter of such fiscal year and forecasted balance sheets and statements of earnings and cash flows for each Reporting Division for each fiscal quarter of such fiscal year, and (iii) the amount of forecasted capital expenditures for such fiscal year;

 L. Insurance: as soon as practicable and in any event by the March 31 following the last day of each fiscal year of Company, a report in form and substance reasonably satisfactory to Agent and Requisite Lenders outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year; and

 M. Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

5.2.  Corporate Existence, Etc.

 Except as otherwise provided in subsection 6.6, Company will, and will cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of Company s Material
Subsidiaries; provided, however, that the corporate existence of any such Material Subsidiary may be terminated if such termination is in the best interests of its parent or Company and would not have a Material Adverse Effect.

5.3.  Payment of Taxes and Claims; Tax Consolidation

 A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, which Liens secure taxes, assessments or other governmental charges or claims, individually or in the aggregate, in excess of $500,000; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

 B. Company will not file or consent to the filing of, or permit any of its respective Subsidiaries to file or consent to the filing of, any consolidated income tax return with any Person (other than Company or any of their respective
Subsidiaries).

5.4.  Maintenance of Properties; Insurance

 Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof on a timely basis considering the nature of the repair. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and businesses and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in amounts as are customarily carried under similar circumstances by such other corporations.

5.5.  Inspection; Lender Meeting

 Company shall permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, provided such information is not subject to privilege. Without in any way limiting the foregoing, Company will, upon the request of Requisite Lenders, participate in a meeting of Agent and Lenders at least once during each fiscal year to be held at a location acceptable to Company, at such time as may be agreed to by Company and Requisite Lenders.

5.6.  Compliance with Laws, Etc.

 Company shall, and shall cause its Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority non-compliance with which could have a Material Adverse Effect. Company shall not engage in any transaction or permit the occurrence of any act or omission, and shall cause each ERISA Affiliate not to engage in any transaction or to permit the occurrence of any act or omission, which would constitute, or would give rise to, an ERISA Event that could have a Material Adverse Effect.

5.7.  Further Assurances as to Future Material Subsidiaries

Company will notify Agent promptly in the event that any Person becomes a Material Subsidiary of Company, will cause each such new Material Subsidiary to promptly execute and deliver to Agent on behalf of Lenders a Subsidiary Guaranty, and will take all such further action as may be required to guaranty the Obligations of Company under this Agreement as may be reasonably required by Agent or Requisite Lenders. Immediately upon the repayment of the Easco Debt, Company shall cause Easco to execute and deliver to Agent on behalf of Lenders its Subsidiary Guaranty.

5.8.  Environmental Disclosure and Inspection

 A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any lease or occupancy agreement affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws, noncompliance with which could have a Material Adverse Effect.

 B. Company agrees that Agent may, from time to time if in the reasonable judgment of Agent it is advisable to do so, retain, at Company s expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company disclosing an event or occurrence that could result in liability that could have a Material Adverse Effect, and, if advisable in light of the results of such review, to conduct its own investigation of any Facility; provided that with respect to any Facility no longer owned or operated by Company or any of its Subsidiaries, Company shall use its best efforts to obtain from the owner or operator thereof for Agent to have access thereto. Company hereby grants to Agent, its agents, employees, consultants and contractors the right to enter into or onto the Facilities to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Lenders shall have no duty to disclose or discuss any information produced by such reviews or investigations with Company or any of its Subsidiaries.

 C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environ- mental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (a) any Hazardous Material on or under any Facility, the existence of which could result in an Environmental Claim having a
Material Adverse Effect or (b) any Environmental Claim that could have a Material Adverse Effect, and (iv) any request for information from any governmental agency that indicates such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

 D. Company shall promptly notify Lenders of any proposed acquisition of stock, assets or property by Company or any of its Subsidiaries, that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect.

 E. Company shall, at is own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

5.9.  Hazardous Materials; Company s Remedial Action

 Company shall, and shall cause each of its Subsidiaries to, promptly take any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on or under any Facility (excluding any Facility no longer owned or operated by Company or any of its Subsidiaries) the failure of which to take could have a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on or under any such Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, except when and only to the extent that Company s or such Subsidiary s liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by Company or such Subsidiary.

5.10. Equal Security for Loans and Notes

 If Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens by the provisions of subsection 6.2 (unless prior written consent to the creation or assumption thereof shall have been obtained from Requisite Lenders), it shall, at the request of Requisite Lenders, make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided, that this covenant shall not be construed as consent by Agent or any Lender to any violation of the provisions of subsection 6.2.

SECTION 6.

COMPANY S NEGATIVE COVENANTS


 Company covenants and agrees that, so long as any of the Commitments or the Letter of Credit Commitment shall be in effect and until payment in full of all of the Loans and the Notes and other Obligations and the repayment in full of all amounts due under, or the cancellation or expiration of, all Letters of Credit and all other amounts owing hereunder, unless Requisite Lenders shall otherwise give prior written consent, Company will perform, and shall cause each of its Subsidiaries to perform, all of its covenants contained in this Section 6.

6.1.  Indebtedness and Contingent Obligations

 Company will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Contingent Obligations, except:

 A. Each Guarantor may become and remain liable with respect to the Subsidiary Guaranties;

 B. The Subsidiaries of Company may become and remain liable with respect to intercompany Indebtedness;

 C. The Subsidiaries of Company may become and remain liable with respect to Indebtedness and Contingent
Obligations not otherwise covered by a separate clause of this subsection 6.1 in an aggregate principal amount outstanding at any one time incurred from and after the Closing Date not to exceed $50,000,000; provided that, the entire principal amount of any Indebtedness and Contingent
Obligations with respect to which a Subsidiary of Company is liable, if such Person became a Subsidiary of Company on or after the Closing Date, shall be included in the calculation of such aggregate Indebtedness and Contingent
Obligations; and

 D.   Contingent Obligations of the Subsidiaries of
Company resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

 E.   Contingent Obligations of the Subsidiaries of
Company respecting customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

 F.   Contingent Obligations of the Subsidiaries of
Company under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries not exceeding at any time outstanding $2,000,000 in aggregate liability;

 G. Existing Indebtedness described in Schedule H annexed hereto; and

 H. Contingent Obligations described in Schedule I annexed hereto.

6.2.  Liens and Related Matters

 A.   Prohibitions on Liens.

 Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of any Credit
Party, whether now owned or hereafter acquired, or any income or profits therefrom, except:

      (i)  Permitted Encumbrances;

      (ii) Liens on assets of any Subsidiary of Company that secure Indebtedness of such Subsidiary outstanding at the time such Person became a Subsidiary of Company, provided that such Indebtedness was not incurred in connection with or anticipation of such event; and

      (iii) The liens on the capital stock of Easco created by the Pledge Agreement.

 B.   No Restrictions on Subsidiary Distributions to
Company.

 Except pursuant to this Agreement, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than those restrictions in existence prior to the Closing Date as set forth on Schedule J annexed hereto) on the ability of any Subsidiary to (i) pay dividends or make any other distribution on any of such Subsidiary s capital stock owned by Company or any Subsidiary of Company; (ii) pay any Indebtedness owed to Company or any other
Subsidiary; (iii) make loans or advances to Company or any other Subsidiary; or (iv) transfer any of its property or assets to Company or any other Subsidiary.

6.3.  Investments; Joint Ventures

 Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in the Securities of any Person or in any Joint
Venture, except:

 A. Company and its Subsidiaries may make purchases of or otherwise acquire all or substantially all of the assets of any Person or the capital stock of any Person if Company shall (i) be entitled to purchase and shall purchase such number of shares of the capital stock of such Person such that Company will have the ability to cause the merger of such Person with and into a Subsidiary of Company without the necessity that holders of such capital stock
(other than Company, Affiliates or Persons acting in concert with Company) approve such merger and such merger or acquisition actually occurs as soon as practicable following the purchase of such shares, (ii) directly or indirectly own all of the voting stock (on a fully diluted basis) of such Person or (iii) acquire all or substantially all of the assets of such Person; provided that Company and its Subsidiaries may make no such acquisition of all or substantially all of the assets of any Person or the capital stock of any Person if such acquisition is not approved in advance by affirmative vote of the board of directors of such Person; provided further that, prior to the consummation of any such acquisition, Company shall have delivered to Agent an Officers Certificate of Company stating that, after giving effect to the proposed acquisition, Company will be in compliance on a pro forma basis with the covenants contained in subsection 6.5, recomputed as at the last day of the most recently ended fiscal quarter of Company and including for purposes of such pro forma calculation the relevant financial information for the Person whose capital stock, or all or substantially all the assets of which, are proposed to be acquired;

 B. Company and its Subsidiaries may purchase and hold, for investment purposes only, Marketable Securities and Non-Marketable Securities, valued at the original cost thereof, as follows: (i) during any Pricing Period for which Company s Pricing Level is Pricing Level I, Company and its Subsidiaries may have Investments in Marketable Securities or Non-Marketable Securities, or any combination thereof, in an aggregate amount not to exceed $100,000,000; (ii) during any Pricing Period for which Company s Pricing Level is Pricing Level II, Company and its Subsidiaries may have Investments in Marketable Securities or Non-Marketable Securities, or any combination thereof, in an aggregate amount not to exceed $75,000,000, provided that the portion thereof held in Non-Marketable Securities shall in no event exceed $35,000,000; and (iii) during any Pricing Period for which Company s Pricing Level is Pricing Level III, Company and its Subsidiaries may have Investments in Marketable Securities or Non-Marketable Securities, or any combination thereof, in an aggregate amount not to exceed $25,000,000, provided further that the portion thereof held in Non-Marketable Securities shall in no event exceed $12,500,000; provided still further that in the event that Company and its Subsidiaries have Excess Investments in Securities, to the extent that the Total Utilization of Revolving Loan Commitments exceeds the Revolving Loan Commitments then in effect, Company and its Subsidiaries shall commence to dispose of such excess Securities in a prudent and diligent manner; provided still further that the aggregate Investments under this subsection 6.3.B in any one Person may not exceed ten percent of Adjusted
Tangible Net Worth determined as at the time of such Investment;

 C. Company and its Subsidiaries may make Investments in Joint Ventures in which Company or such Subsidiary has an active managerial role in the decision making and operations; and

 D.   Company and its Subsidiaries may make and own
Investments in Cash Equivalents.

6.4.  Restricted Junior Payments

 Upon the occurrence and during the continuance of an Event of Default or a Potential Event of Default, Company will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

6.5.  Financial Covenants

 A.   Consolidated Current Ratio.

      Company will not permit, at any time, the ratio of Consolidated Current Assets to Consolidated Current
Liabilities to be less than 1.25:1.

 B.   Adjusted Leverage Ratio.

 Company will not permit, at any time, the Adjusted
Leverage Ratio to exceed 1.10:1.

 C.   Minimum Adjusted Tangible Net Worth.

 Company will not permit, at any time, the Adjusted
Tangible Net Worth to be less than the Minimum Adjusted
Tangible Net Worth.

 D.   Interest Coverage Ratio.

 Company will not permit the Adjusted Interest Coverage
Ratio to be less than 2.50:1. Such ratio will be calculated on a cumulative quarterly basis as of the last day of each of the four-fiscal quarters immediately succeeding the Closing Date, and, thereafter, calculated as of the last day of each fiscal quarter for the immediately preceding four fiscal quarters.

6.6.  Restriction on Fundamental Changes; Asset Sales

 Subject to subsection 5.2, Company and its Subsidiaries will not alter in any material respect their respective corporate, capital or legal structure or enter into any transaction of merger, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of their respective business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except in accordance with subsection 6.3.A, 6.3.D or as follows:

 A. Company and its Subsidiaries may sell or dispose of assets for the Fair Market Value thereof; provided that (x) in the case of a sale or disposition, or a series of related sales or dispositions, in excess of $500,000, the determination of the value thereof shall be made in good faith by the board of directors of Company or such Subsidiary, as the case may be, (y) fifty percent of the consideration therefor is received in cash at the consummation of the sale thereof, and (z) after giving effect thereto, the aggregate of all notes or other evidences of Indebtedness in respect of the non-cash portion of all such dispositions made by Company and its Subsidiaries shall in no event exceed $50,000,000 outstanding at any one time;

 B. Company and its Subsidiaries may sell or otherwise dispose of obsolete or worn out property and may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business;

 C. any Subsidiary of Company may be merged or consolidated with or into any wholly-owned Subsidiary of Company if such wholly-owned Subsidiary shall be the surviving corporation;

 D. any wholly-owned Subsidiary of Company may be wound-up, liquidated or dissolved, or all or substantially all of its business, property or assets may be con- veyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to, any other wholly-owned Subsidiary of Company; and

 E. Company may make distributions on account of any class of shares of its capital stock in accordance with subsection 6.4; provided that, if any such distribution is made with assets other than Cash or shares of common stock of Company, the fair market value of such assets, plus the fair market value of all assets previously distributed to Company s shareholders pursuant to this subsection 6.6.E, plus all amounts received by Company or any of its Subsidiaries from and after the Closing Date in respect of Cash Proceeds of Asset Sales, Condemnation
Proceeds and Insurance Proceeds (other than those items specifically excluded in the parenthetical contained in the definition of Aggregate Excess Proceeds) shall in no event exceed $50,000,000.

To the extent necessary to consummate any transaction permitted by this subsection 6.6, Agent and the Lenders agree to release from the pledge of the Pledge Agreement the capital stock of Easco if it is the subject of such transaction and to release the Subsidiary Guaranty of any Subsidiary Guarantor that is the subject of such transaction.

6.7.  Transactions with Shareholders and Affiliates

 Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Company or with any Affiliate of Company or any Affiliate of any such holder, as the case may be, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (a) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries and (b) customary fees paid to members of the board of directors of Company and its Subsidiaries.

6.8.  Disposal of Subsidiary Stock

 Company will not, and will not permit any of its Subsidiaries to (except as permitted by subsection 6.7);

 A. directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

 B. permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) any of its Sub- sidiaries, except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

6.9.  Amendments or Waivers of Charter Documents and
Certain Other Documents: Prepayments of  Subordinated
Indebtedness

 Company will not, and will not permit any of its Subsidiaries to, agree to any amendment to, or waive any of its rights under, any of its articles of incorporation or bylaws or other documents relating to the Company
Common Stock, or the equity securities of Company or its Subsidiaries, if such amendment or waiver of such right would have a Material Adverse Effect. Company will not amend or otherwise change any material term of any agreement, instrument or other document establishing the terms and conditions of any Separate Letter of Credit Facility. Neither Company nor any of its Subsidiaries will amend or otherwise change the terms of any Subordinated Indebtedness except as specifically permitted hereby, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Subordinated Indebtedness, grant any security interest in favor of such Subordinated Indebtedness, change the redemption provisions thereof, change the subordination provisions thereof, cause the Subordinated Indebtedness to be guaranteed by any Person or which, together with all other amendments or changes made, increase materially the obligations of the obliger or confer additional rights on the holder of such Subordinated Indebtedness which would be adverse to Company or Lenders.

SECTION 7.

EVENTS OF DEFAULT


 IF any of the following conditions or events ( Events of Default ) shall occur and be continuing:

7.1.  Failure to Make Payments When Due

 Failure to pay any installment of principal of any Loan when due, or any amount payable in reimbursement of the Issuing Lender in respect of a Letter of Credit when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any installment of interest on any Loan or any other amount due under this Agreement within five days after the date due; or

7.2.  Default in Other Agreements

 A. Failure of the Credit Parties to pay when due (x) any principal or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an individual principal amount of $5,000,000 or more or items of Indebtedness with an aggregate principal amount of $5,000,000 or more, or (y) any Contingent Obligation in an individual principal amount of $5,000,000 or more or Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; provided that, in the event that and for so long as the Revolving Loan Commitments then in effect exceed the Total Utilization of Revolving Loan Commitments by an amount equal to or greater than the principal amount of, and unpaid accrued interest and premium on, the Easco Debt, no payment default on the Easco Debt shall constitute an Event of Default hereunder; or

 B. Breach or default of the Credit Parties with respect to any other material term of (x) any evidence of any Indebtedness in an individual principal amount of $5,000,000 or more or items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or Contingent Obligations with an aggregate principal amount of $5,000,000 or more; or (y) any loan agreement, mortgage, deed of trust, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation
(or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); provided that, in the event that and for so long as the Revolving Loan Commitments then in effect exceed the Total Utilization of Revolving Loan Commitments by an amount equal to or greater than the principal amount of, and unpaid accrued interest and premium on, the Easco
Debt, no such default on the Easco Debt shall constitute an Event of Default hereunder; or

7.3.  Breach of Certain Covenants

 Failure of any Credit Party to perform or comply with any term or condition contained in subsection 2.6, 2.7, 5.2 or
5.10 or Section 6 beyond any grace period provided for in such respective section, or any material term of any Loan
Document (other than this Agreement); or

7.4.  Breach of Warranty

 Any representation, warranty, certification or other statement made by any Credit Party in any Loan Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or in connection herewith or therewith, shall be false in any material respect on the date as of which made; or

7.5.  Other Defaults Under Agreement or Loan Documents

 Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents other than those otherwise referred to in this Section 7 and such default shall not have been remedied or waived within thirty days after receipt by Company of notice from any Lender of such default; or

7.6. Involuntary Bankruptcy; Appointment of Receiver, etc.

      (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party, in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

      (ii) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party, for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Credit Party, and the continuance of any such event in clause (ii) for sixty days unless dismissed, bonded or discharged; or

7.7.  Voluntary Bankruptcy; Appointment of Receiver, etc.

      (i) Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Credit Party of any assignment for the benefit of creditors; or

      (ii) the inability or failure of any Credit Party, or the admission by any Credit Party in writing of its inability, to pay its debts as such debts become due; or the board of directors of any Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the actions referred to in clause (i) or this clause (ii) of subsection 7.7; or

7.8.  Judgements and Attachments

 Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of its respective assets and shall remain undischarged, unvacated, unhanded or unstayed for a period of sixty days or in any event later than five days prior to the date of any proposed sale thereunder; or

7.9.  Dissolution

 Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of Company or any Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

7.10. Employee Benefit Plans

 There occurs one or more ERISA Events resulting (i) in any individual case, liability to Company or any ERISA Affiliate in excess of $5,000,000 or (ii) in the aggregate during the term of this Agreement, liability of Company and its ERISA Affiliates in excess of $10,000,000;
provided, however, that it shall be an Event of Default if there exists, as of any valuation date for a Pension Plan, an excess of the present value (determined on the basis of reasonable assumptions used by the independent actuary for such Pension Plan) of the accrued benefits (whether or not vested) of the participants and beneficiaries of such Pension Plan over the fair market value of the assets of such Pension Plan, only if such excess, when added to the excesses calculated in the same manner for each of the other Pension Plans as of the most recently preceding valuation date for each such other Pension Plan, exceeds
$20 million; or

7.11. Invalidity of Guaranties or Pledge Agreement

 Any Guaranty or the Pledge Agreement for any reason, other than the satisfaction in full of all Obligations or the termination or release thereof in accordance with the provisions hereof and thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

7.12. Change of Control

 There shall occur a Change of Control Event.

 THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections 7.6 or 7.7, each of
(a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have been presented or be entitled to present, the drafts and other documents required to draw under the Letter of Credit) (the Maximum Available
Amount ), and (c) all other Obligations, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan or to issue any Letter of Credit shall thereupon terminate, and (ii) upon the occurrence and during the continuance of any other Event of Default, Agent shall, upon the written request of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Loan or to issue any Letter of Credit shall thereupon terminate and Lenders may pursue any and all remedies under the Loan Documents; provided, that the foregoing shall not affect in any way the obligations of Lenders under subsection 2.4.D or the obligations of Lenders to make Revolving Loans to reimburse drawings under Letters of Credit as provided in subsection 2.4.C. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (b) above with respect to Letters of Credit, when received by any Issuing Lender, shall be held by such Issuing Lender, pursuant to such documentation as such Issuing Lender shall request, as cash collateral for the obligation of Company to reimburse such Issuing Lender in the event of any drawing under such Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the Maximum
Available Amount; provided further that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Issuing Lender shall apply the difference between the Maximum Available Amount immediately prior to such cancellation, expiration or reduction and the Maximum Available
Amount immediately after such cancellation, expiration or reduction first to the payment of any outstanding Obligation, and then to the payment to whomsoever shall be lawfully entitled to receive such funds. If at any time within sixty days after acceleration of the maturity of the Loans, Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rate specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans, and payments of amounts referred to in clause
(b) above, in each case due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Agent on behalf of Requisite Lenders by written notice to Company may, but shall not be obligated to, rescind and annul the acceleration and its consequences; and Agent shall return to Company any amounts held by Agent as cash collateral in respect of amounts described in clause (b) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right attendant to such subsequent Event of Default or Potential Event of Default.

                            SECTION 8.

                   AGENT AND BID RATE LOAN AGENT

8.1.  Appointment

 Bankers is hereby appointed Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Agent to act as its agent in accordance with the terms hereof and the other Loan Documents and under the other instruments and agreements referred to herein and therein. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. Company may appoint Continental Bank to act as Bid Rate Loan Agent hereunder and Continental Bank may accept or decline such appointment. In the event that Continental Bank accepts such appointment, each Lender shall be deemed to have authorized Continental Bank to act in the capacity of Bid Rate Loan Agent as agent for such Lender in accordance with the terms hereof. Continental
Bank agrees that if it is so appointed, it will act upon the express conditions contained in this Agreement. The provisions of this Agreement are solely for the benefit of Agent, Bid Rate Loan Agent (other than Company acting as
Bid Rate Loan Agent) and Lenders and no Credit Party shall have rights as a third party beneficiary of any of the provisions hereof. In performing their respective functions and duties under this Agreement, Agent and Bid Rate Loan Agent shall each act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party. In acting as Bid Rate Loan Agent hereunder, Company shall not be entitled to the benefits accorded by this Section 8.

8.2.  Powers; General Immunity

 A.   Duties Specified.

 Each Lender irrevocably authorizes Agent and Bid Rate
Loan Agent to take such action on such Lender s behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein as are specifically delegated to Agent or Bid Rate Loan Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each of Agent and Bid
Rate Loan Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and may perform such duties by or through its agents or employees. Neither Agent nor Bid Rate Loan
Agent shall have by reason of this Agreement any fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent or Bid Rate Loan
Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

 B.   No Responsibility for Certain Matters.

 Neither Agent nor Bid Rate Loan Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or Letters of Credit or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Agent or Bid Rate Loan Agent to Lenders or by or on behalf of any Credit Party to any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, neither Agent not Bid Rate Loan Agent shall have any liability arising from confirmations of the amount of outstanding Loans or Letters of Credit.

 C.   Exculpatory Provisions.

 Neither Agent nor Bid Rate Loan Agent, or any of its respective officers, directors, employees or agents, shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under this Agreement) by Agent or Bid
Rate Loan Agent except to the extent caused by its respective gross negligence or willful misconduct. If Agent or Bid Rate Loan Agent, as the case may be shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or the other instruments or agreements referred to herein, Agent or Bid Rate Loan Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until Agent or Bid Rate Loan Agent shall have received instructions from Requisite
Lenders. Without prejudice to the generality of the foregoing, (i) Agent and Bid Rate Loan Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for one or more of the Credit Parties and their respective Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent or Bid Rate Loan Agent as a result of Agent or Bid Rate Loan Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders.
Agent and Bid Rate Loan Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

 D.   Agent and Bid Rate Loan Agent Entitled to Act as
Lenders.

 The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent or Bid Rate Loan Agent in its individual capacity as a Lender hereunder. With respect to its respective participation in the Loans, Agent and Bid
Rate Loan Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term Lender or Lenders or any similar term shall, unless the context clearly otherwise indicates, include Agent and Bid Rate Loan
Agent in its respective individual capacity. Agent and Bid Rate Loan Agent and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit
Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3.  Representations and Warranties; No Responsibility
For Appraisal of Creditworthiness

 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Company. Neither Agent nor Bid Rate Loan Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans, or any time or times thereafter and neither Agent nor Bid Rate Loan Agent shall have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

8.4.  Right to Indemnity

 Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent and Bid Rate Loan Agent to the extent that Agent or Bid Rate Loan Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel and legal assistants fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or Bid Rate Loan Agent in performing its duties hereunder or under the other instruments and agreements referred to herein in its capacity as Agent or Bid Rate Loan Agent in any way relating to or arising out of this Agreement or such instruments and agreements; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent s or Bid
Rate Loan Agent s gross negligence or willful misconduct.
If any indemnity furnished to Agent or Bid Rate Loan
Agent for any purpose shall, in the opinion of Agent or Bid Rate Loan Agent, as the case may be, be insufficient or become impaired, Agent or Bid Rate Loan Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5.  Registered Person Treated as Owner

 Agent may deem and treat each respective Person listed as a Lender in the Register as the owner of the corresponding Loan listed therein for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent and recorded in the Register.
Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent transferee or assignee of the corresponding Loan.

8.6.  Successor Agent

 Agent may resign at any time by giving thirty days prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company, Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent s resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                            SECTION 9.

                           MISCELLANEOUS

9.1.  Assignments and Participations in Loans

 Each Lender shall have the right at any time, to (y) sell, assign, transfer or negotiate all or any part of any Loan or Loans made by it or its Commitments, its participations in the Letters of Credit or any other interest herein or any other Obligations owed to it, to any Person or (z) sell participations in all or any part of any Loan or Loans made by it or its Commitments, its participations in the Letters of Credit or any other interest herein or any other Obligations owed to it, to any Person; provided that (i) no participation or assignment shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans under the blue sky law of any state; (ii) in the case of an assignment, such assignment may (a) be assigned in any amount to another Lender or an Affiliate of such Lender or another Lender with the giving of notice to Company and Agent or (b) be otherwise assigned with the consent of Company (which consent shall not be unreasonably withheld) and the consent of Agent in an aggregate amount of at least $10,000,000; provided further, that, to the extent of such assignment in either clause (a) or
(b), the assigning Lender shall be relieved of its obligations with respect to such Commitments as it has so assigned; provided still further that any assignment shall become effective five Business Days after Agent s receipt of (x) a written notice of such assignment from the assigning
Lender and the assignee Lender and (y) a processing and recordation fee of $2,500, together with a copy of the assignment agreement, in connection with Agent s recording of such sale, assignment, transfer or negotiation; provided still further that all assignments pursuant to this subsection 9.1 shall be effected pursuant to an assignment agreement between the assigning Lender and the assignee
Lender substantially in the form of Exhibit XIV annexed hereto; and (iii) in the case of a participation, the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder, except action directly affecting the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on a Loan or any fees related thereto allocated to such participation, or a reduction of the principal amount of or the rate of interest payable on the Loans or any fees related thereto allocated to such participation, and all amounts payable by Company hereunder shall be determined as if that Lender had not sold such participation. In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender, including, without limitation, the right to indemnification pursuant to subsection 9.3 and the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Requisite
Lenders and the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment, or, as the case may be, the assigned portion thereof. In the event of an assignment hereunder the Commitments hereunder shall be modified to reflect the Commitment of such assignee and, if any such assignment occurs while any Loan is outstanding, Agent shall, no later than five
Business Days following receipt of notice thereof, record such assignment in the Register as provided in subsection
2.1.F and such assignment shall become effective upon such recordation. In the event of an assignment of Notes, upon surrender of the assigning Lender s Notes, Company shall issue and deliver to Agent for delivery to such assignee and to assigning Lender, if applicable, new Notes pursuant to subsection 2.1.F as necessary to reflect the new Commitments of Lender and of assignee. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19. Company hereby acknowledges and agrees that any participation will give rise to a direct obligation of Company to the participant and the participant shall for purposes of subsections 2.3.G, 2.4.G, 2.8.A, 2.8.B, 2.8.C,
2.9, 2.10, 9.4 and 9.5 be considered to be a  Lender ;
provided that no participant shall be entitled to receive any greater amount pursuant to subsections 2.3, 2.4, 2.8 or 2.9 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

 Except as otherwise provided in the immediately preceding paragraph, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of the Loans or other Obligations owed to such Lender.

9.2.  Expenses

 Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Credit Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of the Credit Parties perfor- mance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by any Credit Party; (iii) all other actual and reasonable costs and expenses (without duplication) incurred by Agent (including reasonable fees, expenses and disbursements of counsel) in connection with the negotiation, preparation and execution of the Loan Documents, the issuance of the Letters of Credit and the transactions contemplated hereby and thereby, including the arrangement by Agent for one or more Lenders (as defined in the Commitment Letter) to participate in the Bank Financing (as defined in the Commitment Letter), but excluding the costs and expenses of such Lenders (other than Bankers) and their counsel in connection with such arrangements; and (iv) after the occurrence of an Event of Default, all costs and expenses (including reasonable fees, expenses and disbursements of counsel, including allocated costs of internal counsel, and costs of settlement) incurred by Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the Notes or the other Loan Documents or any Letter of Credit by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings.

9.3.  Indemnity

 In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold Agent, Bid Rate Loan
Agent, Trustee and Lenders and the officers, directors, employees, agents, and affiliates of Agent, Bid Rate Loan Agent, Trustee and Lenders (collectively called the Indemnitees ) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable and documented fees and disbursements of counsel and its legal assistants for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, suffered by or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the statements contained in the commitment letter delivered by any Lender, Lenders agreement to make the Loans hereunder, Issuing Lenders agreement to issue Letters of Credit, the use or intended use of the proceeds of any of the Loans or any Letter of Credit or under or on account of any Environmental Law or Release of any Hazardous Materials (the indemnified liabilities ); provided that Company shall not have any obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from gross negligence or willful misconduct of that Indemnitee (treating, for this purpose only, any Lender and its directors, officers, employees, agents and affiliates as a single Indemnitee).
To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

9.4.  Set Off

 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuation of any Event of Default, each Lender is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of Company, against and on account of the obligations and liabilities of Company to such Lender under this Agreement, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, regardless of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes, amounts in respect of the Letters of Credit or any other Obligations of Company in respect of and other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.5.  Ratable Sharing

 Lenders agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of counterclaim, cross action, set-off, bankers lien, by enforcement of any right under the Loan Documents or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due in respect of any Loans held by such Lender or amounts payable in respect of Letters of Credit or the other Obligations, the amount then due to such Lender with respect to any participation therein or amounts due to such Lender in respect of facility fees or commitment fees hereunder (collectively, the Aggregate Amounts Due to such Lender), which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts
Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Agent of such receipt and (z) purchase participations (which it shall be deemed to have purchased from each seller simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by Lenders in proportion to the Aggregate Amounts Due them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Lender to the extent of such recovery, with interest only to the extent actually paid over by such purchasing Lender. Company expressly consents to the foregoing arrangement and agree that any holder of a participation so purchased and any other subsequent holder of a participation in any Loan otherwise acquired may exercise any and all rights of bankers lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder as fully as if that holder were a Lender in the amount of the participation held by that holder.

9.6.  Amendments and Waivers

 No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, the Guaranties or the Pledge Agreement, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders;
except that any amendment, modification, termination, or waiver of: the amount of the Commitments or the principal amount of the Loans or payments or prepayments by Company in respect thereof (other than the order of application of proceeds pursuant to subsection 2.6); each Lender s Pro Rata Share; the definitions of Requisite
Lenders , Scheduled Term Loans Principal Payments ; any provision expressly requiring the approval or concurrence of all Lenders; the scheduled maturity dates of the Loans;
the dates on which interest is payable; decreases in the interest rates borne by the Loans; the dates and amount of fees payable hereunder; the maximum duration of interest periods; the termination of the Pledge Agreement or the release of the collateral pledged thereunder or the release of all or substantially all of the Obligations of the Guarantors (except as expressly permitted herein and therein); and the provisions contained in subsections 7.1 and 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. Any amendment, modification, termination or waiver of any of the provisions contained in
Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Requisite Lenders. No amendment, modification, termination or waiver of any provision of Section 8 hereof shall be effective without the written concurrence of Agent and no amendment, modification, termination or waiver of Section 10 hereof shall be effective without the written concurrence of Trustee. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time listed in the Register, each future Lender, and if signed by Company, on Company.

9.7.  Independence of Covenants

 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8.  Notices

 Unless otherwise specifically provided herein, any notice or other communica- tion herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by United States mail or courier service and shall be deemed to have been given when delivered in person, receipt of telecopy or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.8) shall be as set forth under each party s name on the signature pages hereof. In connection with the solicitation and making of Bid Rate
Loans in accordance with subsection 2.1.E, Agent, Bid
Rate Loan Agent, Trustee and each Lender shall be entitled to rely upon all telephonic notices without awaiting receipt of written versions of such notices and Company shall hold Agent, Bid Rate Loan Agent, Trustee and each Lender harmless from, and shall indemnify Agent, Bid Rate Loan
Agent and Trustee against, any loss, cost or expense ensuing from any such reliance.

9.9.  Survival of Warranties and Certain Agreements

 A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, the issuances of the Letters of Credit and the execution and delivery of the Notes.

 B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.3.G, 2.4.G, 2.8.A, 2.8.B, 2.8.C, 2.9, 9.2, and 9.3 and the agreements of Lenders set forth in subsections 8.2.C, 8.4, 9.4 and 9.5 shall survive the payment of the Loans and the Notes, the termination of the Letters of Credit and the termination of this Agreement.

9.10. Failure or Indulgence Not Waiver; Remedies
Cumulative

 No failure or delay on the part of any Lender or issuer of any Letter of Credit in the exercise of any power, right or privilege hereunder or under the Notes or the Letters of Credit shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Notes, the Letters of Credit and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11. Marshalling; Payments Set Aside

 Neither any Lender nor Agent shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders) or Agent or Lenders or exercise their rights of setoff, and such payment or payments or the proceeds of setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.12. Severability

 In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13. Lenders  Obligations Several; Independent Nature of
Lenders  Rights

 The obligation of each Lender hereunder is several and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in any Loan Document and no action taken by Lenders pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to subsection 9.5, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.14. Headings

 Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15. Applicable Law

 This Agreement and the other Loan Documents shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New
York, without regard to conflicts of laws principles.

9.16. Successors and Assigns; Subsequent Lenders

 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Company s rights or any interest therein hereunder may not be assigned without the written consent of all Lenders. Lenders rights of assignment are subject to subsection 8.2.

9.17. Consent to Jurisdiction and Service of Process

 All judicial proceedings brought against Company arising out of or relating to this Agreement, any Note or other Loan Document or any Obligation may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees (subject to appeal) to be bound by any judgment rendered thereby in connection with this Agreement, such Note, such other
Loan Document or such Obligation. Company designates and appoints the Controller and Chief Financial Officer of Company, at the address set forth under Company s name on the signature page hereof and such other Persons as may hereafter be selected by Company irrevocably in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Company at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Company refuses to accept service, Company hereby agrees that service upon it by mail shall upon receipt constitute sufficient notice. Nothing herein contained shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

9.18. Waiver of Jury Trial

 Each of the parties to this Agreement hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Loan Documents or the transactions contemplated hereby or thereby.

9.19. Confidentiality

 Lenders and participants shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Company in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosures (x) reasonably required by any bona fide assignee, transferee or participant who has agreed to comply with this subsection 9.19 as if it were a Lender hereunder in connection with the contemplated assignment or transfer of any Loans or participation therein or (y) as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provide Company with an opportunity to respond; provided further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

9.20. Counterparts; Effectiveness

 This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by Company and Agent.

                            SECTION 10.

                              TRUSTEE

10.1. Appointment as Trustee

 Company may appoint Continental Bank to act as Trustee hereunder and Continental Bank may accept or decline such appointment. In the event that Continental Bank accepts such appointment, it will accept solely in its capacity as Trustee, subject to the terms and conditions of this Section 10, to follow the procedures set forth in subsection 2.1.E. Each Lender shall be deemed to have authorized
Continental Bank to act in the capacity of Trustee as agent for such Lender in accordance with the terms hereof. In acting as Trustee hereunder, Company shall not be entitled to the benefits accorded by this Section 10.

10.2. Limitation on Duties

 Trustee shall have no duties or responsibilities except those expressly specified in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth herein. The duties of Trustee shall be mechanical and administrative in nature.

10.3. Limitation on Liabilities

 Neither Trustee nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without Trustee s responsibilities and duties expressly specified in this Agreement) under or in connection with this Agreement or any other instrument or document executed in connection herewith, except to the extent caused by its gross negligence or willful misconduct.
Without prejudice to the generality of the foregoing, neither Trustee nor any of its directors, officers or employees shall be responsible for, or have any duty to inquire into (a) the genuineness, execution, validity, effectiveness, or sufficiency of (i) any Bid Rate Loan Quote Request, Bid
Rate Loan Quote, Notice of Bid Rate Loan Borrowing or Invitation for Bid Rate Loan Quotes, or (ii) any document or instrument furnished pursuant to or in connection with this Agreement, or (b) any failure of any party to this Agreement to receive any communication sent.

10.4. Trustee s Action on Communications

 Trustee shall be entitled to receive, and shall be fully protected in acting upon, any communication in whatever form believed by Trustee in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. Trustee may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. Trustee may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Trustee with reasonable care. Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement.

10.5. Continental Bank Entitled to Act as Lender

 With respect to the Commitments of Continental Bank and Loans made by Continental Bank hereunder, Continental
Bank shall have the same rights and powers and duties under this Agreement as any other Lender and may exercise such rights and duties as though it were not also acting as Trustee hereunder. Continental Bank and its Affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with Company as if Continental Bank were not also acting as Trustee hereunder.

10.6. Successor Trustee

 Trustee may resign at any time by giving at least thirty days written notice thereof to Lenders and Company.
Upon any such notice of resignation, Lenders with the consent of the Company (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Trustee. If no successor Trustee shall have been appointed by Lenders and accepted such appointment within thirty days after the retiring Trustee s giving notice of resignation, then the retiring Trustee may, but shall not be required to, on behalf of the Lenders, appoint a successor Trustee.WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.



 COMPANY:

 DANAHER CORPORATION

 By:    /s/ Patrick W. Allender

 Title: Chief Financial Officer and Secretary


                Notice Address:

                   DANAHER CORPORATION
                   1250 24th Street, N.W.
                     Washington, D.C.  20037
                     Attention: Patrick W.  Allender
                     Telecopier: (202) 828-0860

                     with copies to:

                     SKADDEN, ARPS, SLATE, MEAGHER &
                          FLOM
                     919 Third Avenue
                     New York, New York 10022
                     Attention: Scott V.  Simpson, Esq.
                     Telecopier: (212) 735-2001
LENDERS:

                     BANKERS TRUST COMPANY,
                     individually, and as Agent


                     By:    /s/
                     Title: Vice President


                          Notice Address:

                          BANKERS TRUST COMPANY
                          Operations
                          280 Park Avenue
                          14th Floor
                          New York, New York 10017
                          Attention: Robert R.  Telesca

                          with copies to:

                          BANKERS TRUST COMPANY
                          Operations
                          280 Park Avenue
                          14th Floor
                          New York, New York 10017
                          Attention: Fred J.  Angelo
                          Telecopier: (212) 850-2605

                          O MELVENY & MYERS
                          153 East 53rd Street
                          54th Floor
                          New York, New York 10022-4611
                          Attention: Marc P.  Hanrahan, Esq.

                     THE BANK OF NOVA SCOTIA


                     By:     /s/ J. Alan Edwards

                     Title: Assistant General Manager


                          Notice Address:

                          THE BANK OF NOVA SCOTIA
                          One Liberty Plaza
                          New York, New York 10066
                          Attention: Jim Trimble
                          Telecopier: (212) 225-5090

         THE BANK OF TOKYO TRUST COMPANY


              By:    /s/ S.W. Starr

              Title: Vice President and Manager


                    Notice Address:

         THE BANK OF TOKYO TRUST COMPANY
                     1825 K Street, N.W.
                     Suite 703
                     Washington, D.C.  20006
                     Attention: Stanley W.  Starr
                     Telecopier: (202) 293-3416

                     THE CHASE MANHATTAN BANK, NA


                     By:     /s/

                     Title: Vice President


                          Notice Address:

                     THE CHASE MANHATTAN BANK, NA
                          One Chase Manhattan Plaza
                          New York, New York 10081
                          Attention: Brian McDonagh
                          Telecopier: (212) 552-5189

                     CONTINENTAL BANK, NATIONAL
                          ASSOCIATION in its individual
                          corporate capacity


                     By:     /s/

                     Title: Vice President


                          Notice Address as Lender:

                          CONTINENTAL BANK, NATIONAL
      ASSOCIATION
                          231 S.  LaSalle Street
                          Chicago, Illinois 60697
                          Attention: Timothy J.  Pepowski
                          Telecopier: (312) 828-3864



                     FOR BID RATE LOAN QUOTE
REQUESTS:

                          MR. WILLIAM M. LUPOLETTI

                          Phone:    (312) 828-1946
                          Fax:  (312) 346-3575
                                    or
                                (313) 372-3206

                     CREDIT SUISSE

                     By:    /s/ Thomas N. George

                     Title:  Vice President


                     By:    /s/ Jay Hall

                     Title:  Vice President

                          Notice Address:

                          CREDIT SUISSE
                          100 Wall Street
                          New York, New York 10005
                          Attention: Jay Chall
                          Telecopier: (212) 943-1598

                     THE FIRST NATIONAL BANK OF
CHICAGO


                    By:     /s/

                   Title: Vice President


                                     Notice Address:

                     THE FIRST NATIONAL BANK OF
CHICAGO
                     1776 I Street, N.W.
                     Suite 800
                     Washington, D.C.  20006
                     Attention: Ted Wozniak
                     Telecopier: (202) 833-6677


                     THE TORONTO-DOMINION BANK



                     By:    /s/

                     Title:  Director


                          Notice Address:

                          THE TORONTO-DOMINION BANK
                          31 West 52nd Street
                          New York, New York 10019
                          Attention:   Eric I. Skillins
                          Attention:   Duncan Robertson
                          Telecopier: (212) 262-1926